Filed Pursuant to Rule 424(b)(5)

Registration No. 333-280796

PROSPECTUS SUPPLEMENT

(To Prospectus dated September July 12, 2024)

Up to $1,397,532

Common Stock

We have entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”) relating to shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell from time to time through or to the Agent, as sales agent or principal, shares of our common stock having an aggregate offering price of up to $1,397,532.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SXTP.” The last reported sale price of our common stock on The Nasdaq Capital Market on September 3, 2025, was $1.46 per share.

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and, as such, have elected to comply with certain reduced public company reporting requirements.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made through a sale that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific amount of our common stock but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal sales and trading practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agent will receive from us a commission of 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting discounts or commissions. We have agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act, or to contribute payments that the Agent may be required to make because of such liabilities.

As of September 4, 2025, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock,, held by non-affiliates, was approximately $10,546,611 million, based on 4,104,469 shares of outstanding common stock, of which approximately 4,040,847 shares were held by non-affiliates, and a closing sale price of our common stock of $2.61 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-calendar-month period so long as our public float remains below $75.0 million.

Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus supplement and the accompanying base prospectus, and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement before deciding to invest in our common stock. Please see “Risk Factors” beginning on page S-13 and in the documents incorporated by reference into this prospectus supplement to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

Prospectus dated September 5, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, on July 12, 2024, which was declared effective by the SEC on July 18, 2024.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or any related free writing prospectus.

This prospectus supplement, the accompanying base prospectus, and any related free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying base prospectus, or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus, or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, accompanying base prospectus, or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference contain forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other factors (including the risks contained in the section of this prospectus supplement and the accompanying base prospectus titled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.

In addition, you should refer to the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

We may discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus supplement, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC.

S-iii

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and the accompanying base prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying base prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors included in this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such risk factors may be amended, updated or modified periodically in our quarterly reports filed on Form 10-Q with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus, and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus supplement to “SXTP,” “we,” “us,” and “our” refer to 60 Degree Pharmaceuticals, Inc.

Company Overview

Overview

Our Business

We are a specialty pharmaceutical company with a goal of using cutting-edge biological science and applied research to further develop and commercialize new therapies for the prevention and treatment of infectious diseases. We have successfully achieved regulatory approval of Arakoda, a malaria preventative treatment that has been on the market since late 2019. Currently, 60P’s pipeline under development covers development programs for vector-borne, fungal, and viral diseases utilizing three of the Company’s future products: (i) new products that contain the Arakoda regimen of Tafenoquine; (ii) new products that contain Tafenoquine; and (iii) Celgosivir/extracts of Australian Chestnut trees.

Mission

Our mission is to address the unmet medical need associated with infectious diseases through the development and commercialization of new small molecule therapeutics, focusing on synthetic drugs (made by chemists in labs, excluding biologics) with good safety profiles based on prior clinical studies, in order to reduce cost, risk, and capitalize on existing research. We are seeking to expand Arakoda’s use beyond malaria prevention and to demonstrate clinical benefit for other disease indications. We are further assessing the feasibility of moving other products forward for various indications.

Market Opportunity

Malaria Prevention

In 2018, the FDA approved Arakoda for malaria prevention in individuals 18 years and older. Arakoda entered the U.S. supply chain in the third quarter of 2019, just prior to the COVID-19 pandemic. As the approved indication is for travel medicine, and international travel was substantially impacted by the pandemic, we did not undertake any active marketing efforts for Arakoda. Following our financing in January 2024, the Company hired a Chief Commercial Officer and commissioned IQVIA market data and a qualitative marketing demand study. That research, recently completed, suggests that prescribing for malaria prevention therapies has returned to pre-pandemic levels, and that the total U.S. market represents around 1.1 million prescriptions (one prescription per three weeks of travel). Based on consumer and HCP demand research, the Company estimates that the accessible market for Arakoda represents about one third of this volume (about 330,000 prescriptions). Barriers to entry include low brand awareness in the prescriber community and the low cost of some of the generic alternatives. We are conducting a pilot commercialization study to confirm these barriers can be overcome (see “Strategy”).

Treatment and Prevention of Tick-Borne Disease (Babesiosis)

We are repositioning the Arakoda regimen of Tafenoquine for several potential new therapeutic indications that have substantial U.S. caseloads, as further described below:

●	Treatment of Chronic Tick-Borne Disease (Babesiosis). Babesia parasites are co-transmitted by the same ticks that transmit Borrelia, the Lyme disease bacterium. Although Lyme in the acute phase is generally viewed by the medical community as being treatable with antibiotics, individuals who are not treated, or fail treatment, may go on to develop long term, and potentially debilitating, chronic symptoms such as fatigue, body aches, and cognitive problems.[1] This condition is defined by the Centers for Disease Control and Prevention (“CDC”) as Post-Treatment Lyme Disease Syndrome (“PTLDS”) or simply as Lyme in the patient community.[1] Although there are no published estimates, key opinion leaders have stated that as many as 50% of Lyme/PTLDS patients are believed to be co-infected with Babesia parasites, a diagnosis referred to in the Lyme community as “Chronic Babesiosis.” Prescribers in the Lyme disease community utilize a number of therapeutic modalities to manage the symptoms of Chronic Babesiosis, including FDA-approved pharmaceuticals such as atovaquone and azithromycin (these are assumed to suppress the growth of Babesia parasites).[2]

Recent market data shows that Tafenoquine appears to be increasingly prescribed by Lyme physicians to manage Chronic Babesiosis.[3] This trend may follow the recent publication of several case reports demonstrating activity in immunosuppressed patients with acute babesiosis, and animal data showing eradication of Babesia parasites with Tafenoquine (primarily as Arakoda). The Company believes the recent increases in sales of Arakoda have been driven by organic growth of these activities. There are no formal epidemiological publications articulating the incidence or prevalence of Chronic Babesiosis, so these metrics must be inferred based on data for PTLDS and the rate of coinfection with Babesia parasites. Thus, we previously estimated the cumulative case load of Chronic Babesiosis may be as high as 1.01 million patients in the United States, but believe that, based on several new lines of evidence, the ceiling is 2-3 million.[4]

We have recently completed market research involving interviews with 300 prescribing physicians, a survey of 6,000 U.S. adults, and an administrative claims dataset. Collectively this research suggests that the minimum number of persistent cases of babesiosis subject to insurance claims each year is approximately 7,900.5 However, prescribing intent and consumer survey data suggest that following a sustained diseases and product awareness campaign, assuming FDA labeling for babesiosis, and the commercial availability of sensitive molecular tests, the number of individuals diagnosed with persistent babesiosis with chronic fatigue treatable with Tafenoquine each year could be as high as 380,000 individuals, representing approximately $245 million in sales (based on the Arakoda wholesale acquisition cost ) and cumulatively 1.71 million patients treated with $1.1 billion in sales through patent expiry in 2035.6,7 While this difference between the status quo is and future potential is large, it mirrors the shift in disease burden in Lyme disease which was once believed to be < 30,000, and is now thought to number > 475,000 based on administrative claims data.[8]

[1]	According to the Centers and Disease Control and Prevention
[2]	Conclusions from Company-commissioned market research.
[3]	Conclusions from Company-commissioned market research.
[4]	Previously, we had estimated the maximum prevalence of chronic babesiosis to be 1.01 million by multiplying the rate of Babesia coinfection in PTLDS patients (52%, from Parveen & Bhanot, Pathogens 2019;8(3):117) by the highest estimate of the cumulative prevalence of PTLDS (1,994,189, from Delong et al. BMC Public Health 2019;19(1):352). However, since it was recently determined that only 41% of hospitalized babesiosis patients have Lyme as a coinfection (Ssentongo et al Open Forum Infect Dis 2024 Oct 8;11(10)) total prevalence might be as high as 2.46 million (divide 1.01 million by 41%). Our recent survey of 6,000 U.S. consumers suggested that 3 million U.S. adults have experience babesiosis based on 1.26% of responders reporting have received such a medical diagnosis from a healthcare provider. Based on molecular epidemiology studies we have sponsored, we have made the operational assumption that up to 20% of individuals with chronic fatigue lasting more than six months may be infected with Babesia parasites, and our recent consumer survey and claims studies indicated that the prevalence of chronic fatigue in the U.S. is approximately 10 million (thus there maybe 2 million individuals with persistent babesiosis).
[5]	Company commissioned market research indicates there are medical insurance claims data representing approximately 40% of U.S. lives indicated a total of 9,520 cases of chronic babesiosis of at least 30 days duration over three years. Annual incidence is 9,520/3/0.4 = 7,933.
[6]	Represents the maximum potential incidence of tafenoquine-treated persistent babesiosis cases ten years after commencing a full product and disease awareness program, based on combined data from a 6,000-patient and a 300-prescriber survey conducted by an independent market research agency assuming regulatory labeling for Arakoda has been expanded to include babesiosis
[7]	Same as Note 6, but inclusive of the effect of sensitive molecular tests like the Grifols or Roche blood donation screening tests becoming commercially available for patient care.
[8]	For example, official Lyme cases were zero before the first case description in 1975, in 2010 the official Lyme case count was 30,158, but CDC now reports 476,000 cases per based on insurance claims according to the Centers for Disease Control and Prevention.

●	Treatment of Acute Babesiosis. There are up to 38,000 cases of potentially treatable acute symptomatic babesiosis (red blood cell infections caused by deer tick bites) in the United States each year.[9] Approximately 650 of these cases are hospitalizations, a smaller fraction of which represents immunosuppressed individuals.[10] Symptomatic babesiosis is usually treated with a minimum ten day course of atovaquone and azithromycin which is extended to six weeks in the immunosuppressed, who may also experience relapses requiring multiple hospitalizations.[11] This is much longer than equivalent serious parasitic diseases such as malaria where the goal is a three-day regimen. In a recently published case series Tafenoquine in combination with standard of care cured 80% of immunosuppressed patients with relapsing babesiosis and the investigators stated in a press release that “Tafenoquine is going to make a huge difference, I think, in people who are severely immunocompromised.” [12]

●	Prevention of Tick-Borne Diseases. Post-exposure prophylaxis or early treatment with, respectively, a single dose or several week regimen of doxycycline following a tick-bite is a recognized indication to prevent the complications of Lyme disease. There may be more than 400,000 such tick bites in the United States requiring medical treatment each year. This estimate is based on the observation that approximately 50,000 tick bites are treated in U.S. hospital emergency rooms each year; however, this calculation represents only about 12% of actual treated tick bites based on observations from comparable ex-U.S health systems.[13] Unlike Lyme disease, there is no characteristic rash associated with early infection and no reliable diagnostic tests. Thus, an individual bitten by a tick cannot know whether they have also been infected with babesiosis. It is likely that a drug proven to be effective for this indication for babesiosis would also be used in conjunction with Lyme prophylaxis.

●	Veterinary Indications. Based on estimates from industry experts, there may be somewhere between several hundred and several thousand cases of canine babesiosis each year in the United States, and thousands more globally. Currently, standard of care treatment for babesiosis in dogs is a ten-day course of atovaquone and azithromycin, which costs about $1,350 out of pocket. A treatment course of Tafenoquine comprising a single 16-count packet of Arakoda might cost less than $300, offering a compelling alternative to standard of care. The additional resources required to generate enabling data for veterinary uses are much less expensive than human clinical trials and we have completed pilot study at North Carolina State University related to this indication. Separately, the Company is exploring the potential utility of Tafenoquine to manage equine Theileria (a tick-borne disease related to babesiosis). Horses entering the United States are required to be tested prior to quarantine release and treated if positive.

[9]	This estimate is based on the observations of Krugeler et al (Emerg Infect Dis 2021;27:616-61) who reported that 476,000 cases of Lyme disease occur in U.S. states where babesiosis is endemic and Krause et. al. (JAMA 1996;275:1657-16602) who reported that 10% of Lyme disease patients are co-infected with babesiosis and that according to Krause et al (AJTMH 2003;6:431-436) fact that about 80% of cases are symptomatic (thus 476,000*10%*80% = 38,000 cases of babesiosis per year).
[10]	Bloch et al Open Forum Infect Dis 2022;9(11):ofac597.
[11]	According to IDSA guidelines.
[12]	See Krause et al Clin Infect Dis 2024; doi:10.1093/cid/ciae238 and Yale School of Public Health
[13]	Marx et. al., MMWR 2021;70:612-616.

●

Treatment of Candida infections. According to the CDC, there are 50,000 reported cases of candidiasis (a type of fungal infection) each year in the United States and up to 1,900 clinical cases of C. auris, for which there are few available treatments.[14] Since it has broad-spectrum activity against drug-resistant Candida spp in culture, Tafenoquine, has the potential to be a market lading therapy for treatment/prevention of C. auris, and to be added to the standard of care regimens for other Candida infections.[15]

●	Prevention of fungal pneumonias. There are up to ~ 91-92,000 new patient cases each year in the United States for which antifungal prophylaxis is recommended, including acute lymphoblastic leukemia (up to 6,540 cases) and large B-cell lymphoma (up to 18,000 cases) patients receiving CAR-T therapy, solid organ transplant patients (up to 42,887 cases), allogeneic (~ 9,000 cases) and autologous (~ 15,000 cases) hematopoietic stem cell transplant patients.[16] Despite the availability and use of antifungal prophylaxis, the risk of some patient groups contracting fungal pneumonia exceeds the risk of contracting malaria during travel to West Africa.[17] Since it has broad spectrum antifungal effects in cell culture, and activity against Pneumocystis in animal models, Tafenoquine has the potential to be added to existing standard of care regimens for the prevention of fungal pneumonias.[18]

Viral Diseases

Celgosivir, a potential clinical candidate of 60P’s, has activity in a number of animal models of important viral diseases such as Dengue and RSV. According to the European CDC, Dengue is associated with at least 4.1 million cases globally.19 And, according to the U.S. CDC, RSV is responsible for up to 240,000 hospitalizations in children less than five years of age and adults greater than 65 years of age in the United States each year.20 As outlined in the “Strategy” section below, we expect to evaluate Celgosivir in additional non-clinical disease models before making a decision regarding clinical development.

[14]	According to the Centers for Disease Control and Prevention.
[15]	Dow and Smith New Microb New Infect 2022;45:100964.
[16]	According to data from the Organ Transplant and Procurement Network, Dsouza et al Biology of Blood and Bone Marrow Transplantation 202;26: e177-e182, Lymphoma Research Foundation, and the American Cancer Society, and in reference to treatment guidelines described by Fishman et al Clinical Transplantation. 2019;33:e13587, the Cancer Network and Cooper et al Journal of the National Comprehensive Cancer Network 2016;14:882-913 and (iv) Los Arcos et al Infection (2021) 49:215–231.
[17]	Aguilar-Guisado et al Clin Transplant 2011;25:E629–38; Mace et al MMWR 202;70:1–35.
[18]	Queener et al JID 1997;165:764-768; Dow and Smith New Microb New Infect 2022;45:100964

More information about our products is provided in the next section, and the status of various development efforts for the above-mentioned diseases is outlined in Figure A, below.

Figure A

Products

Arakoda (Tafenoquine) for malaria prevention

We entered into a cooperative research and development agreement with the United States Army in 2014 to complete development of Arakoda for prevention of malaria.21 With the U.S. Army, and other private sector entities as partners, we coordinated the execution of two clinical trials, development of a full manufacturing package, gap-filling non-clinical studies, compilation of a full regulatory dossier, successful defense of our program at an FDA advisory committee meeting and submitted a new drug application (“NDA”) to the FDA in 2018. The history of that collaboration has been publicly communicated by the U.S. Army.22

[19]	According to the European Centre for Disease Prevention and Control
[20]	According to the Centers for Disease Control and Prevention.
[21]	In 2014, we signed a cooperative research and development agreement with the United States Army Medical and Materiel Development Activity (Agreement W81XWH-14-0313). Under this agreement, we agreed to submit an NDA for Tafenoquine to the FDA (as Arakoda), while the US Army agreed to finance the bulk of the necessary development activities in support of that goal.
[22]	Zottig et al Military Medicine 2020; 185 (S1): 687.

The FDA and Australia’s medicinal regulatory agency, the Therapeutic Goods Administration, subsequently approved Arakoda (brand name in the U.S.) and Kodatef (brand name in Australia), respectively, for prevention of malaria in travelers in 2018. The features and benefits of Tafenoquine for malaria prophylaxis, some of which have been noted by third-party experts, include: convenient once weekly dosing following a three day load; the absence of reports of drug resistance during malaria prophylaxis; activity against liver and blood stages of malaria as well as both the major malaria species (Plasmodium vivax and Plasmodium falciparum); absence of any black-box safety warnings; good tolerability, including in women and individuals with prior psychiatric medical history; and a comparable adverse event rate to placebo with up to 12 months continuous dosing.23 Tafenoquine entered the commercial supply chains in the U.S. and Australia in the third quarter of 2019.

The only major limitation of Arakoda is the requirement for a G6PD test prior to administration.24 The G6PD test must be administered to a prospective patient prior to administration of Arakoda in order to prevent the potential occurrence of hemolytic anemia in individuals with G6PD deficiency.25 G6PD is one of the most common enzyme deficiencies and is implicated in hemolysis following administration/ingestion of a variety of oxidant drugs/food. G6PD must also be ruled out as a possible cause when diagnosing neonatal jaundice. As a consequence, G6PD testing is widely available in the United States through commercial pathology service providers (e.g., Labcorp, Quest Diagnostics, etc.). Although these tests have a turn-around time of up to 72 hours, the test needs only to be administered once. Thus, existing U.S. testing infrastructure is sufficient to support the FDA-approved use of the product (malaria prevention) by members of the armed forces (who automatically have a G6PD test when they enlist), civilian travelers with a long planning horizon, or repeat travelers.

Tafenoquine for Other (Infectious) Diseases

During the pandemic, we also worked with NIH to evaluate the utility of Tafenoquine as an antifungal. We, and the NIH, found that Tafenoquine exhibits a Broad Spectrum of Activity in cell culture against Candida and other yeast strains via a different Mode of Action than traditional antifungals and also exhibits antifungal activity against some fungal strains at clinically relevant doses in animal models.26 Our work followed Legacy Studies that show Tafenoquine is effective for treatment and prevention of Pneumocystis pneumonia in animal models.27 We believe that if added to the standard of care for anti-fungal and yeast infection treatments for general use, Tafenoquine has the potential to improve patient outcomes in terms of recovery from yeast infections, and prevention of fungal pneumonias in immunosuppressed patients. There are limited treatment options available for these indications, and Tafenoquine’s novel mechanism of action might also mitigate problems of resistance. Clinical trial(s) to prove safety and efficacy, and approval by the FDA and other regulators, would be required before Tafenoquine could be marketed for these indications.

Tafenoquine monotherapy, or use in combination with other antibabesial medications, clears and eradicates Babesia infections, respectively, in both immunocompetent and immunocompromised animal models of babesiosis (tick borne red blood cell infections).28 In up to 80% of cases Tafenoquine administered in combination with antibabesial drugs after prior failure of conventional antibiotics in immunosuppressed babesiosis patients resulted in cures.29 Tafenoquine is also increasingly being utilized by Lyme disease prescribers to manage symptoms of Chronic Babesiosis. Consequently, we believe that (i) if combined with standard of care products, Tafenoquine has the potential to accelerate parasite clearance and reduce the duration of illness and treatment with antibiotic therapy in immunosuppressed patients hospitalized with severe illness, (ii) once appropriate clinical studies have been conducted, it is likely that Tafenoquine would be quickly embraced for post-exposure prophylaxis of babesiosis in patients with tick bites, and (iii) Tafenoquine could become the leading treatment for Chronic Babesiosis. Clinical trial(s) to prove safety and efficacy, and approval by FDA and other regulators, would be required before Tafenoquine could be marketed for these indications.

[23]	Tan and Hwang Journal of Travel Medicine, 2018, 1–2; Baird Journal of Travel Medicine 2018:, 1–13; Schlagenhauf et al Travel Medicine and Infectious Disease 2022; 46:102268; McCarthy et al CID 2019:69:480-486; Dow et al. Malar J (2015) 14:473; Dow et al. Malaria Journal 2014, 13:49; Novitt-Moreno et al Travel Med Infect Dis 2022 Jan-Feb;45:102211.
[24]	According to literature cited in Footnote 23.
[25]	According to literature cited in Footnote 23.
[26]	Dow and Smith, New Microbe and New Infect 2022; 45: 100964.
[27]	Queener et al Journal of Infectious Diseases 1992;165:764-8).
[28]	Liu et al. Antimicrobial Agents Chemo 2021;65:e00204-21, Marcos et al. IDCases 2022;27:e01460; Rogers et al. Clin Infect Dis. 2022 Jun 10:ciac473, Prasad and Wormsner. Pathogens 2022;11:1015.
[29]	Krause et al Clin Infect Dis 2024; doi:10.1093/cid/ciae238.

Competitive Strengths

Our main competitive strength has been our ability to achieve important clinical milestones inexpensively in therapeutic areas that other entities have found extremely challenging. With a small virtual management team, we have successfully built productive research partnerships with public and academic entities, and licensed products with well characterized safety profiles in prior clinical studies, thereby reducing the cost and risk of clinical development. This business and product model enabled Arakoda to be approved in 2018, with a total operating expense of < $10 million. We plan to focus in the future on generating proof of concept clinical data sets for the approved Arakoda regimen of Tafenoquine in other therapeutic areas, all of which is expected to foster and continue our existing tradition of inexpensive product development.

Celgosivir

Celgosivir is a host targeted glucosidase inhibitor that was developed separately by other sponsors for HIV then for hepatitis C.30 The sponsors abandoned Celgosivir after completion of Phase II clinical trials involving 700+ patients, because other antivirals in development at the time had superior activity. The National University of Singapore initiated development of Celgosivir independently for Dengue fever. A clinical study, conducted in Singapore, the results of which were accepted for publication in the peer-reviewed journal Lancet Infectious Diseases, confirmed its safety but the observed reduction in viral load was lower than what the study was powered to detect.31 Celgosivir (as with other Dengue antivirals) exhibits greater capacity to cure Dengue infections in animal models when administered prior to symptom onset when compared to administration post-symptom onset. In animal models, this problem can be addressed by administering the same dose of drug split into four doses per day rather than two doses per day (as was the case in the Singaporean clinical trial).32 This observation led to the filing and approval of a patent related to Dengue, which we licensed from the National University of Singapore.

Additional clinical studies would be required to prove that such a 4x daily dosing regimen would be safe and effective in Dengue patients to regulators’ satisfaction. To that end, earlier in our history, we, in partnership with the National University of Singapore, and Singapore General Hospital, successfully secured a grant from the government of Singapore for a follow-on clinical trial. Unfortunately, we were unable at that time to raise matching private sector funding. We concluded as a result that development of Repositioned Molecules for Dengue, solely and without simultaneous development for other therapeutic use, despite substantial morbidity and mortality in tropical countries, was an effort best suited for philanthropic entities. Accordingly, during the pandemic, we undertook an effort (in partnership with NIH’s Division of Microbiology and Infectious Diseases program and Florida State University) to determine whether Celgosivir might be more broadly useful for respiratory diseases that have impact in both tropical and temperate countries. Preliminary data suggest that Celgosivir inhibits the replication of the virus that causes COVID-19 (SARS-CoV-2) in cell culture, and the RSV virus in cell culture and provides benefits in animals. We have filed and/or licensed patents in relation to Celgosivir for these other viruses as we believe there is potential applications to fight respiratory diseases that might have more commercial viability than historical development of Celgosivir to combat Dengue fever.

Castanospermine/Botanical Extracts from Australian Chestnut Trees

Celgosivir is derived synthetically in a single chemical step from the naturally occurring alkaloid, castanospermine, isolated from extracts of the Australian Chestnut Tree (Castanospermum australe). When administered to humans or animals, celgosivir is almost completely metabolized to castanospermine, which is the dominant metabolite. Abundant scientific literature has confirmed the antiviral, metabolic, and immunosuppressive properties of castanospermine alkaloids. The Company currently has at least 8.8 kgs of castanospermine in inventory which will be used for additional proof of concept studies.

[30]	Sorbera et al, Drugs of the Future 2005; 30:545-552.
[31]	Low et. al., Lancet ID 2014; 14:706-715.
[32]	Watanabe et al, Antiviral Research 2016; 10:e19.

Strategy

Our general strategy to achieve profitability and grow shareholder value has three facets: (i) increase sales of Arakoda; (ii) conduct clinical trials to expand the number of patients who can use Tafenoquine for new indications in the future; and (iii) reposition small molecule therapeutics with good clinical safety profiles for new indications.

Expansion of U.S. Arakoda Sales

Hiring of Chief Commercial Officer. In February 2024, we hired Kristen Landon to lead our commercial efforts to reintroduce Arakoda for malaria prevention and conduct new product planning initiatives in tick-borne disease for babesiosis. We spent the first quarter of 2024 analyzing the current landscape in the malaria prevention market, conducting primary market research among providers and consumers, and assessing agency partners for a virtual/digital marketing pilot program. Additionally, we kicked off a market assessment on the babesiosis space including desk top research and qualitative interviews with Key Opinion Leaders in the Infectious Disease and Lyme Community, a quantitative market survey of 300 prescribing physicians, a survey of 6,000 U.S. consumers, and an administrative claims study. Thee outputs of these surveys together suggest a substantial market opportunity.

Positioning of Arakoda Relative to Malarone and Generic Equivalent Atovaquone-Proguanil. A malaria demand study was conducted to assess the attractiveness and acceptability of the Arakoda product profile and current pricing among health care providers and consumers. The product profile was well received among both stakeholders; however, price sensitivity on out-of-pocket costs was noted among both groups. Generic atovaquone-proguanil, our primary competitor is substantially cheaper than Arakoda for the average trip length (three weeks) and has superior formulary positioning (Tier 1 vs. Tier 3). However, generic-atovaquone proguanil does not provide the same level of confidence a traveler may experience from taking a product with a convenient weekly dosing regimen during travel, that works everywhere in the world against all malaria species and drug-resistant strains, and which requires only a single dose for post-exposure prophylaxis upon return from a malarious area. The value those advantages confer needs to be communicated with key stakeholders.

Market Segment, Targeting, and Commercial Pilot. We purchased market data to understand the malaria market landscape over the past decade and identified the current prescribers of Malarone and the generic equivalent atovaquone-proguanil, the main generic competitor to Arakoda for malaria prophylaxis. The ARAKODA commercial pilot program commenced on March 17, 2025, with three main objectives: 1. Increase ARAKODA awareness and communicate ARAKODA’s value proposition. 2. Drive ARAKODA trial and usage and 3. Facilitate access and affordability. The pilot includes a three-pronged approach utilizing Virtual Sales Representatives (VSRs), a programmatic email campaign, and a co-pay offering for commercially insured patients. We do not initially plan to target U.S. government agencies as these organizations are either contracting their ex-U.S footprints or, as in the case of the Department of Defense, are expected to be extremely price sensitive until operational considerations justify the use of superior products – for example, the DOD used inexpensive doxycycline for malaria prevention in the low malaria risk setting of Afghanistan, but chose superior weekly mefloquine, despite safety concerns, for the Ebola mission to west Africa in 2014, where malaria rates were extremely high.

Digital Revamp and Collateral: Our marketing strategy and objectives for the promotional pilot include marketing assets that we believe best highlight the features and benefits of Arakoda, namely the convenience of the travel and post-travel regimen, and global effectiveness and a co-pay benefit to reduce the out-of-pocket expense for individuals with commercial insurance. All marketing assets will reside on ARAKODA.com including a convenient dosing card, access to the co-pay offer, and information on how to get ARAKODA.

Revised Forecast. We have developed internal forecasts for the malaria and babesiosis indications.

Development of the Arakoda Regimen of Tafenoquine for Babesiosis

In animal models, Tafenoquine monotherapy has been shown to suppress acute babesiosis infections to the point where the immune system can control them following single or multiple doses similar to those effective against malaria parasites, and longer regimens alone or in combination with atovaquone leads to complete radical cure and to the conference of sterile immunity.33 In a case series of five immunosuppressed patients in whom prior standard of care treatments failed, the tafenoquine combined with standard of care resulted in clinical resolution (symptom clearance and at least two negative consecutive PCRs) in four of five (80%) individuals.34 Our market research has revealed that recent sales growth for Arakoda is primarily attributable to organic growth in prescribing by Lyme community prescribers for Chronic Babesiosis. Collectively these data suggest Tafenoquine might have utility alone or in combination as treatment or post-exposure prophylaxis of babesiosis (both acute and chronic).

The Company is planning three clinical trials to aid further development and commercialization of a Babesiosis indication for Tafenoquine. Trial 1 is a randomized, placebo-controlled, evaluation of Tafenoquine in patients hospitalized with babesiosis who are also taking standard of care treatment (10 days of atovaquone-azithromycin). The primary endpoint will be time to clinical recovery of 11 common babesiosis symptoms as reported by patients. Based on an analysis of blinded data from the six patients who have completed the study to date and further advice from the FDA, we have modified the key secondary endpoint of time to molecular cure so it will be assessed using the commercially available Mayo clinic Babesia PCR assay rather than the FDA-approved Babesia nucleic acid test that is used for blood donation screening Additionally, the dosing regimen will be extended so that Tafenoquine is administered at a dose of 200 mg/day on Days 1,2,3,4,11,18,25 and 32 (extended from administration of 200 mg/day on Days 1,2,3&4). The study will enroll a minimum of 24 and up to 33 patients before an interim analysis is conducted, which will include both a test of significance and a sample size re-estimation in case this is required. We have signed clinical trial agreements with Tufts Medical Group, Yale, Rhode Island Hospital, and Brigham & Women’s Hospital. The first patient was randomized on June 25, 2024, and six patients completed the study prior to implementation of the protocol modifications disclosed above. The earliest possible date that date would be available from the interim analysis would be January 31, 2026, assuming a minimum of 24 patients are enrolled prior to September 30, 2025. Further details are available on the clinicaltrials.gov website.35

Trial 2 is an expanded use study utilizing commercially available Arakoda. Patients will be offered up to one year of Arakoda at no cost to up to a total of 15 patients (i.e., immunocompromised patients who have previously failed standard of care treatment). Informed consent will be obtained from patients to collect a blood sample for molecular testing at the end of treatment, and patients will be asked to complete a babesiosis symptom questionnaire. The goal of the study is to generate additional prospective data to confirm the observation by Krause et al in a recent publication that an extended regimen of Tafenoquine cured 80% of immunocompromised patients with relapsing babesiosis. As of the date of this filing, we had enrolled one patient in this study. More details about the study can be found on the clinicaltrials.gov website.36

[33]	Liu et al. Antimicrobial Agents Chemo 2021;65:e00204-21. Vydyam et al. J Infect Dis. 2024 Jan 3:jiad315. doi:10.1093/infdis/jiad315.
[34]	Krause et al Clin Infect Dis 2024; doi:10.1093/cid/ciae238.
[35]	See entry for NCT06207370 on the clinicaltrials.gov website
[36]	See entry for NCT06478641 on the clinicaltrials.gov website

Trial 3 will be a Phase II open label study patients with chronic babesiosis utilizing commercially available Arakoda. The Company plans to offer an approximately three-month supply of Arakoda at no cost to patients who have a clinical diagnosis, are willing to submit biological samples for testing, and answer babesiosis and standardized fatigue inventories before and after treatment. The goal of this study will be to ascertain whether Arakoda treatment improves patient-reported fatigue symptoms in individuals who symptoms of severe fatigue lasting more than six months and a diagnosis of chronic babesiosis. Secondary objectives include assessing confirmable Babesia infection rates in these populations using validated molecular assays, and assessing the safety and tolerability profile of Arakoda in this patient population.

In May 2024, we signed a research and collaboration agreement with North Carolina State University in which the College of Veterinary Medicine will screen archived blood samples from 50 patients exhibiting symptoms consistent with chronic fatigue symptoms by PCR for the presence of Babesia spp by digital PCR and DNA sequencing. This work is now complete. While the data cannot be disclosed at this time, the Company believes they are supportive of the feasibility of executing Trial 3.

We believe, if the Company does not become capital-limited, and no recruitment issues are encountered, that the results of one or more of the above studies will come to fruition in the first quarter of 2026, potentially facilitating submission of a supplementary new drug application (or other appropriate regulatory filing) to FDA, with the goal of obtaining marketing approval of Arakoda for treatment of Babesiosis. If successful, this will allow the Company to actively market Arakoda for Babesiosis.

In March 2024, we initiated, in collaboration with the North Carolina State University College of Veterinary Medicine, a pilot study of Tafenoquine for treatment of canine babesiosis in the United States under a sponsored research program. That study is now complete. We believe there may be sufficient data to apply to the FDA for a Minor Use/Minor Species (MUMS) designation and conditional marketing approval, and will now conduct a gap analysis to determine whether additional work required prior to moving forward. This endeavor may provide important supporting information for submission of an NDA for human babesiosis.

Parenteral Tafenoquine for Fungal Infections

We are nearing completion of a series of studies in animal studies of single dose parenteral administration of Tafenoquine exhibits efficacy against Candida spp including C. auris. These studies have been conducted under a sponsored research agreement with Monash University in Melbourne, Australia, and should be completed by Q2 2025.

Combination Partner for Tafenoquine for Malaria

Most new antimalarial treatment products are developed as drug combinations to proactively combat drug resistance. We believe that Tafenoquine, due to its long half-life and activity against all parasite species and strains, would be an ideal partner in a drug combination. Recently, Kentucky Technology Inc. (“KTI”), completed Phase IIA studies in P. vivax malaria, in which they evaluated the safety and efficacy of SJ733, their ATP4 inhibitor in combination with Tafenoquine as the combination partner drug. It was recently announced that the SJ733 development program would be partially supported by a grant from the Global Health Innovative Technology Fund (“GHIT”). As part of its shares for services agreement with KTI, the Company recently received a detailed feasibility assessment and business plan for the project, including an assessment of potential PRV eligibility. The Company has provided KTI with a right of reference to its Arakoda IND, in order to assist with regulatory approvals of forthcoming clinical trials.

Celgosivir for Antiviral Diseases

Reviewing prior studies of Celgosivir for Zika, Dengue and RSV, it is evident that the drug protects against the pathological effects of viruses through a combination of anti-inflammatory and antiviral effects. These properties suggest it might have a beneficial effect in several viral diseases. Celgosivir is synthesized from Castanospermine, which is obtained from botanical sources in low yield. Castanospermine is also quite water soluble, making it amenable to intravenous formulation. As of the date of this prospectus, The Florida State University Research Foundation, Inc. (“FSURF”) had sold their remaining shares of common stock of the Company, and funds raised therefrom were insufficient to cover the cost of the proof of concept studies in a hamster model of COVID-19 that we had originally planned. We instead intend to investigate the potential activity of celgosivir in other respiratory viruses in different non-clinical models.

Castanospermine/Australian Chestnut Tree Extracts

Extensive scientific literature suggests castanospermine has broad antiviral, metabolic and immunomodulatory effects by virtue of its inhibition of host glucosidases (enzymes that break down glucose-containing polymers). These properties suggest it might provide support to patients suffering numerous conditions. Botanical extracts require only a 75-day notification to the FDA, and do not require clinical trials or pre-marketing approval. The Company currently has at least 8.8 kgs of castanospermine in inventory as a consequence of its prior agreements with Trevally, LLC and other entities. The Company will utilize this stockpile to assess the technical and commercial feasibility of developing botanical extracts of Australian Chestnut trees as a complementary approach to ongoing non-clinical assessments of celgosivir for viral diseases.

Post-Marketing Requirements

We have an FDA post-marketing requirement to conduct a malaria prophylaxis study of Arakoda in pediatric and adolescent subjects. We proposed to the FDA, in late 2021, that this might not be safe to execute given that malaria prevention is administered to asymptomatic individuals and that methemoglobinemia (damage to the hemoglobin in blood that carries oxygen) occurred in 5% of patients, and exceeded a level of 10% in 3% of individuals in a study conducted by another sponsor in pediatric subjects with symptomatic vivax malaria.37 The FDA has asked us to propose an alternate design, for which we submitted a concept protocol in the fourth quarter of 2022, and submitted a full protocol in July, 2024. We estimate the cost of conducting the study proposed by the FDA, if conducted in the manner suggested by the FDA, would be $2 million, and, due to the time periods required to secure protocol approvals from the FDA and Ethics Committees, could not be initiated any earlier than the third quarter of 2026.

Intellectual Property

We are co-owners, with the U.S. Army, of patents in the United States and certain foreign jurisdictions directed toward use of Tafenoquine for malaria and have obtained an exclusive worldwide license from the U.S. Army to practice these inventions in the field of all therapeutic applications and uses excluding radical cure of symptomatic vivax malaria. We also have an exclusive worldwide license to use manufacturing information and non-clinical and clinical data that the U.S. Army possesses relating to use of Tafenoquine for all therapeutic applications and uses excluding radical cure of symptomatic vivax malaria. We are co-owners, with Singapore Health Sciences Pte Ltd. and National University of Singapore, of patents in the United States and certain foreign jurisdictions directed toward the use of Celgosivir for treatment of Dengue and have obtained an exclusive license from the National University of Singapore and Singapore Health Services Ptd Ltd. to develop, market, and sell products covering these patents in the field of therapeutic and prophylactic use for human and veterinary diseases. We are co-owners with Tufts Medical Center, and in certain cases Tufts Medical Center and Yale University, of certain patent applications in the United States and PCT applications directed to treatment of non-viral tick-borne diseases and have obtained an exclusive license from Yale University to such patent applications in the field of using Tafenoquine to treat such tick-borne diseases. We also have patents and/or pending patent applications that we solely own in the United States and certain foreign jurisdictions relating to the use of Tafenoquine for COVID-19, fungal lung infections, tick-borne diseases, and other infectious and non-infectious diseases in which induction of host cytokines/inflammation is a component of the disease process, the use of Celgosivir for treatment of RSV, and the use of Castanospermine for treatment of respiratory infections. The United States Patent and Trademark Office (“USPTO”) allowed our first COVID-19 patent for Tafenoquine in 2023. We also have optioned or licensed patents involving the use of Alpha Glucosidase Inhibitors for treatment of COVID-19 & Zika from Florida State University Research Foundation.

Key Relationships & Licenses

On February 15, 2021, we entered into the Inter-Institutional Agreement with FSURF (the “FSURF Agreement”) in which we granted FSURF the right to manage the licensing of certain intellectual property of ours and FSURF on our behalf, including intellectual property related to treatment of COVID-19 with castanospermine and in vitro susceptibility data for castanospermine and celgosivir against respiratory viruses. The term of the FSURF Agreement expires five years from February 15, 2021. After deduction of a 5% administrative fee by FSURF, capped at $15,000 annually, and reimbursement of patent prosecution expenses, we will receive 20% of license income and FSURF will receive 80% of license income. Payments of license income shall be paid in U.S. dollars quarterly each year.

We have further entered into several option agreements with FSURF related to FSURF granting us certain options to license certain patent and technology rights held by FSURF.

[37]	Velez et al 2021 - Lancet Child Adolesc Health 2022; 6: 86–95.

On February 19, 2021, we entered into an Option Agreement with FSURF, subsequently amended on February 15, 2023 that granted an option, effective through August 19, 2024, to us to license certain patent and technology rights held by FSURF relating to methods for purifying castanospermine and its use for the treatment of COVID-19. Upon expiration of the previous Option Agreement, we entered into a subsequent Option Agreement on March 24, 2025, with FSURF pursuant to which FSURF granted us a 12-month option to exclusively license the certain patent and technology rights held by FSURF relating to methods for purifying castanospermine and its use for the treatment of COVID-19.

On August 19, 2021, we entered into an Option Agreement with FSURF, subsequently amended on February 15, 2023, that granted an option, effective through August 19, 2024, to us to license certain patent and technology rights held by FSURF relating to the use of alpha glucosidase inhibitors (including castanospermine and Celgosivir) for treatment of Zika infections. Upon expiration of the previous Option Agreement, we entered into a subsequent Option Agreement on March 24, 2025, with FSURF pursuant to which FSURF granted us a 12-month option to exclusively license the certain patent and technology rights held by FSURF relating to the use of alpha glucosidase inhibitors (including castanospermine and Celgosivir) for treatment of Zika infections.

On April 4, 2025, we entered into an Option Agreement with FSURF, pursuant to which FSURF granted us a 12-month option to exclusively license certain patent and technology rights held by FSURF relating to large scale purification of castanospermine, including U.S. Patent No. 11,518,762, while we assess the potential feasibility of commercializing Australian chestnut tree extracts.

Ending upon July 12, 2033 or the conversion or redemption in full of all of the shares of Series A Preferred Stock owned by Knight, we will pay Knight a royalty equal to 3.5% of our net sales, where “net sales” has the same meaning as in our license agreement with the U.S. Army for Tafenoquine. At the end of the quarter and each thereafter the royalty will be calculated, and payment will be made within fifteen days.

On April 3, 2025, we entered into an Agreement with Yale University (“Yale”) pursuant to which Yale has granted us an exclusive, worldwide license to make, have made, use, sell, have sold, import, or practice certain patents and patent applications covering jointly developed inventions related to the treatment of babesiosis using Tafenoquine within the field of using Tafenoquine to treat babesiosis. Yale retains the right to make, use, and practice the licensed patents and patent applications for research, clinical, teaching, or other non-commercial purposes. In exchange for the license granted by Yale to us, we agree to pay Yale a royalty of 2% on net sales of licensed products covering the licensed patents if the licensed product is branded for treatment of babesiosis and a royalty of 1% on net sales of licensed products covering the licensed patents if the licensed product is not specifically branded for treatment of babesiosis.

Corporate Structure

60 Degrees Pharmaceuticals, Inc. is a Delaware corporation that was incorporated on June 1, 2022.

On June 1, 2022, 60 Degrees Pharmaceuticals, LLC, a District of Columbia limited liability company (“60P LLC”), entered into the Agreement and Plan of Merger with 60 Degrees Pharmaceuticals, Inc., pursuant to which 60P LLC merged into 60 Degrees Pharmaceuticals, Inc. The value of each outstanding member’s membership interest in 60P LLC was correspondingly converted into common stock of 60 Degrees Pharmaceuticals, Inc., par value $0.0001 per share, with a cost-basis equal to $300.00 per share.

Our majority-owned subsidiary, 60P Australia Pty Ltd, an Australian proprietary company limited by shares (“60P Australia”), was formed and registered in Queensland on December 3, 2013, and conducts operations in Australia.

60P Australia previously solely owned a Singaporean subsidiary company, 60P Singapore Pte. Ltd., which dissolved at our election in the second quarter of 2022.

On February 24, 2025, we effected a reverse stock split of our common stock at a ratio of 1-for-5.

Going Concern

Our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. We anticipate that we will require additional capital to continue as a going concern and expand our operations in accordance with our current business plan.

Suppliers

We have quality and contract manufacturing agreements relating to Arakoda in place with Piramal Enterprises Limited (API, tablets) and PCI Pharma Services (secondary packaging) (“PCI”) and supply/quality/pharmacovigilance agreements in place with Biocelect Pty Ltd, Scandinavian Biopharma, and Knight Therapeutics Inc. (to allow supply of Arakoda/Kodatef to Australia, Europe and Canada/Israel/Latin America and Russia, respectively). As of the date of this prospectus, we have not supplied any of our products to Russia nor do we anticipate supplying any of our products to Russia in the near future.

Recent Developments

New FSU Option Agreement

On April 4, 2025, we entered into an option agreement (the “Option Agreement”) with FSURF, the owner of certain patent rights and other patent and technology rights (“Patent and Technology Rights”) relating to large scale purification of castanospermine.

Pursuant to the Option Agreement, FSURF granted us an exclusive, limited-term option to negotiate a royalty-bearing, exclusive license to such Patent and Technology Rights within defined fields of use (the “Option Rights”).

The option period commenced on April 4, 2025, and will continue for twelve months (the “Option Period”), unless terminated earlier upon execution of a license agreement or pursuant to the termination provisions in the Option Agreement. During the Option Period, the Company may use Patent and Technology Rights solely for evaluation purposes.

The Option Agreement also includes certain provisions relating to indemnification and termination rights. The Option Agreement and the Option Rights shall not be assignable, whether by operation of law or otherwise, and any attempt to do so shall be void.

Castanospermine is a bioactive alkaloid derived from the Australian Chestnut tree (Castanospermum australe). The Company has a long-standing intellectual property position around the development of a synthetic castanospermine derivative, celgosivir, for viral diseases. Moreover, extensive scientific literature suggests short-course botanically-derived castanospermine regimens may potentially beneficial metabolic and immunomodulatory effects. The development and commercialization route for botanical extracts is far more efficient and less costly than for prescription pharmaceuticals.

Registered Direct Offerings

February 2025 Offering

On February 5, 2025, we entered into a securities purchase agreement (the “February 2025 Securities Purchase Agreement”) with certain institutional investors (the “February 2025 Purchasers”) pursuant to which the Company sold, in a registered direct offering an aggregate of 300,700 shares (the “February 2025 Shares”) of common stock at a purchase price of $3.575 per share in a registered direct offering (the “February 2025 Offering”) priced at-the-market under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). The February 2025 Offering closed on February 6, 2025.

The February 2025 Shares were offered pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-280796), which was declared effective by the SEC on July 18, 2024 as supplemented by a prospectus supplement dated February 5, 2025, filed with the SEC on February 6, 2025 and accompanying base prospectus, pursuant to Rule 424(b)(5) promulgated under the Securities Act.

In a concurrent private placement, the Company also issued to the February 2025 Purchasers unregistered warrants (the “February 2025 Warrants”) to purchase up to an aggregate of 300,700 shares of common stock at an exercise price of $2.95 per share, subject to certain adjustments. The February 2025 Warrants are exercisable upon issuance and expire twenty-four months from the date of issuance.

The Company filed a registration statement (the “Selling Shareholder S-1”) with the SEC that registered the February 2025 Shares and the shares underlying the February 2025 Warrants, which was declared effective by the SEC on April 2, 2025.

The issuance of the February 2025 Warrants pursuant to the February 2025 Securities Purchase Agreement and issuance of the February 2025 Placement Agent Warrants (as defined below) were made pursuant to the exemption from the registration requirements under the Securities Act, available to the Company under Section 4(a)(2) promulgated thereunder and Rule 506 of Regulation D promulgated under the Securities Act due to the fact the offering of the February 2025 Warrants and the February 2025 Placement Agent Warrants thereunder did not involve a public offering of securities.

The Company paid H.C. Wainwright & Co., LLC, the placement agent in the February 2025 Offering, a cash transaction fee equal to 7.5% of the aggregate gross cash proceeds in the offering and a management fee equal to 1.0% of the aggregate gross cash proceeds in the offering. In addition, the Company paid for certain non-accountable expenses in the amount of $15,000 and a clearing fee in the amount of $10,000. The Company also issued to the placement agent warrants to purchase up to 22,554 shares of Common Stock (the “February 2025 Placement Agent Warrants”). The February 2025 Placement Agent Warrants have an exercise price equal to $4.469 per share and are exercisable upon issuance, or February 6, 2025, and expire twenty-four months from the date of issuance.

The Company received net proceeds of $908,627 from the offering, after deducting estimated offering expenses paid by the Company, including the placement agent fees. The Company has used and intends to use the net proceeds from the offering for general corporate purposes, including working capital.

January 2025 Offering

On January 28, 2025, we entered into a securities purchase agreement (the “January 2025 Securities Purchase Agreement”) with certain institutional investors (the “January 2025 Purchasers”) pursuant to which the Company sold, in a registered direct offering an aggregate of 204,312 shares (the “January 2025 Shares”) of common stock at a purchase price of $5.105 per share in a registered direct offering priced at-the-market under the rules of Nasdaq. The January 2025 Offering closed on January 30, 2025.

The January 2025 Shares were offered pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-280796), which was declared effective by the SEC on July 18, 2024 as supplemented by a prospectus supplement dated January 28, 2025, filed with the SEC on January 30, 2025, and accompanying base prospectus, pursuant to Rule 424(b)(5) promulgated under the Securities Act.

In a concurrent private placement, the Company also issued to the January 2025 Purchasers unregistered warrants (the “January 2025 Warrants”) to purchase up to an aggregate of 408,621 shares of common stock at an exercise price of $3.855 per share, subject to certain adjustments. The January 2025 Common Warrants are exercisable upon issuance and expire twenty-four months from the date of issuance.

The Selling Shareholder S-1 registered the January 2025 Shares and the shares underlying the January 2025 Warrants.

The issuance of the January 2025 Warrants pursuant to the January 2025 Securities Purchase Agreement and issuance of the January 2025 Placement Agent Warrants (defined below) were made pursuant to the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), available to the Company under Section 4(a)(2) promulgated thereunder and Rule 506 of Regulation D promulgated under the Securities Act due to the fact the offering of the January 2025 Warrants and the January 2025 Placement Agent Warrants thereunder did not involve a public offering of securities.

The Company paid H.C. Wainwright & Co., LLC, the placement agent in the February 2025 Offering, a cash transaction fee equal to 7.5% of the aggregate gross cash proceeds in the offering and a management fee equal to 1.0% of the aggregate gross cash proceeds in the offering. In addition, the Company paid for certain non-accountable expenses in the amount of $15,000 and a clearing fee in the amount of $10,000. The Company also issued to the placement agent warrants to purchase up to 15,325 shares of common stock (the “January 2025 Placement Agent Warrants”). The January 2025 Placement Agent Warrants have an exercise price equal to $6.382 per share and are exercisable upon issuance, or January 30, 2025, for twenty-four months from the date of issuance, or January 30, 2027.

The Company received net proceeds of approximately $804,346 from the offering, after deducting estimated offering expenses paid by the Company, including the placement agent fees. The Company has used and intends to use the net proceeds from the offering for general corporate purposes, including working capital.

Supply Chain Updates

In February 2025, the FDA authorized the importation of Kodatef from Australia, to cover any future disruption of Arakoda in the U.S. market. Kodatef is the branded version of tafenoquine for malaria prevention approved by the TGA for use in Australia. The Company made this request of the FDA due to robust demand for Arakoda in late 2024/early 2025, and the potential for delays in the completion of new lots of Arakoda currently being commercially validated by our key supplier, PCI. Although we anticipate that new commercial Arakoda lots will enter the supply chain prior to the exhaustion of existing inventory, Kodatef will be available to cover any shortage through a specialty pharmacy that already carries Arakoda, and has the capacity to ship to customers in all 50 states.

IRB Approval of Phase II Study to Evaluate Tafenoquine for Chronic Babesiosis

On January 8, 2025, we announced that the approval of an Investigational Review Board (IRB) sanctioned Phase II clinical study. The study (NCT06656351) will evaluate the efficacy and safety of the ARAKODA® regimen (tafenoquine) over 90 days for treating patients with a presumptive diagnosis of chronic babesiosis who have experienced severe fatigue with significant functional impairment for at least six months upon enrollment. Patient enrollment is expected to begin in the third quarter of 2025.

First Patient in Tafenoquine Expanded Access Clinical Study for Persistent (B. microti) Babesiosis

On January 8, 2025, we announced that the first patient has been enrolled in NCT06478641, an expanded access clinical study intended to confirm the activity of tafenoquine in treating patients with persistent babesiosis who have failed standard of care treatment and are at high risk of experiencing a relapse.

ATM Offering

On July 12, 2024, we entered into an At-the-Market Issuance Sales Agreement (the “ATM Agreement”) with WallachBeth Capital LLC (“WallachBeth”) to sell shares of Common Stock having an aggregate offering price of up to $1,253,603 from time to time, through an “at the market offering” program (the “ATM Offering”). On July 22, 2024, we filed an amendment to the prospectus supplement with the SEC to increase the amount of Common Stock that may be offered and sold in the ATM Offering to $1,774,640 in the aggregate, inclusive of the shares of Common Stock previously sold in the ATM Offering. On July 24, 2024, we filed a second amendment to the prospectus supplement with the SEC to further increase the amount of Common Stock that may be offered and sold in the ATM Offering to $1,890,705 in the aggregate, inclusive of the shares of Common Stock previously sold in the ATM Offering. On July 26, 2024, we filed a third amendment to the prospectus supplement with the SEC to further increase the amount of Common Stock that may be offered and sold in the ATM Offering to $2,190,416 in the aggregate, inclusive of the shares of Common Stock previously sold in the ATM Offering. On August 2, 2024, we filed a fourth amendment to the prospectus supplement with the SEC to further increase the amount of Common Stock that may be offered and sold in the ATM Offering to $2,295,192 in the aggregate, inclusive of the shares of Common Stock previously sold in the ATM Offering. The offer and sale of shares of Common Stock from the ATM Offering were made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-280796) which became effective on July 18, 2024. From July 19, 2024 to August 2, 2024, the Company sold a total of 135,568 shares in the ATM Offering for gross proceeds of $1,994,583.

Information Regarding our Capitalization

As of July 15, 2025 we had 1,472,891 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Corporate Information

Our principal executive offices are located at 1025 Connecticut Avenue NW Suite 1000, Washington, D.C. 20036. Our corporate website address is 60degreespharma.com. Our telephone number is (202) 327-5422. The information included on our website is not part of this prospectus.

Available Information

Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, are filed with the SEC. Such reports and other information filed by us with the SEC are available free of charge at investors.60degreespharma.com/financial-information/sec-filings when such reports are available on the SEC’s website. We periodically provide certain information for investors on our corporate website, 60degreespharma.com, and our investor relations website, investors.worksport.com. This includes press releases and other information about financial performance and governance matters and details related to our annual stockholder meetings. The information contained on the websites referenced in this prospectus is not incorporated by reference into this filing. Further, our references to website URLs are intended to be inactive textual references only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

The Offering

Common stock offered by us: Shares of our common stock having an aggregate offering price of $1,397,532.

Common Stock outstanding immediate after this offering: Up to 5,061,683 shares of our common stock, assuming sales of 957,214 shares of our common stock in this offering at a public offering price of $1.46 per share, which was the last reported sale price per share of our common stock on The Nasdaq Capital Market on September 3, 2025. The actual number of shares of our common stock issued will vary depending on the sales prices of the shares sold through this offering.

Plan of Distribution: “At the market offering” that may be made on the Nasdaq Capital Market, or such other national securities exchange on which our common stock is then listed, from time to time through or to the Agent, as sales agent or principal. See the section titled “Plan of Distribution” of this prospectus supplement.

Use of proceeds: We currently intend to use the net proceeds, if any, from this offering for  clinical trials, our commercial pilot programs and for general corporate purposes including working capital. See the section titled “Use of Proceeds” of this prospectus supplement.

Risk factors: Any investment in the common stock offered hereby is speculative and involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such risk factors may be amended, updated or modified periodically in our quarterly reports filed on Form 10-Q with the SEC, and any amendment or update thereto reflected in subsequent filings for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The Nasdaq Capital Market symbol: “SXTP”

The number of shares of our common stock to be outstanding after this offering is based on 4,104,469 shares of our common stock outstanding as of September 3, 2025, and excludes:

●	57,068 shares of common stock reserved for future issuance under the 2022 Equity Incentive Plan;

●	7,587,594 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $5.82 per share;

●	28,437 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $23.64 per share; and

●	shares of common stock issuable upon the conversion of 76,480 shares of Series A Preferred Stock.

RISK FACTORS

An investment in our common stock or securities convertible or exercisable into our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the caption titled “Risk Factors” in the accompanying base prospectus, our Annual Reports on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates, and cause the price of our common stock to decline.

Raising additional capital, including as a result of this offering, may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings and/or debt financings. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be senior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Because the offering price of our common stock may be substantially higher than the net tangible book value per share of our outstanding common stock, new investors may experience immediate and substantial dilution.

The public offering price of our common stock in this offering may be substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock you may experience immediate and substantial dilution. See the section titled “Dilution” of this prospectus supplement for a more detailed discussion of the dilution you may incur if you purchase common stock in this offering.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agent after delivering an issuance notice, if any, will fluctuate based on a number of factors, including the market price of shares of our common stock during the sales period, the limits we set with the Agent in any applicable issuance notice and the demand for shares of our common stock during the sales period. Because the price per share of each share of common stock sold pursuant to the Sales Agreement will fluctuate during this offering, it is not currently possible to predict the number of shares of common stock that will be sold or the aggregate proceeds we will raise in connection with those sales under the Sales Agreement, and we may not sell any shares of common stock under the Sales Agreement.

Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

We may not be able to maintain the listing of our common stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

Our common stock is listed on The Nasdaq Capital Market. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In the past, we have received letters from Nasdaq notifying us that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Although we have complied with the Bid Price Rule as of the date of this prospectus, there can be no assurance that we will maintain compliance with the Bid Price Rule or any other applicable Listing Rules of Nasdaq. Nasdaq could issue us another letter notifying us of our non-compliance if our shares of common stock trade less than $1.00 per share for 30 consecutive business days, and in that event, subsequently make a determination to delist our common stock if we fail to take appropriate action.

Nasdaq requires us to have, among other requirements, including the Bid Price Rule, a minimum amount of shareholders’ equity of $2.5 million in order to maintain our listing. Currently, our as adjusted shareholders’ equity is $2,345,704 as of June 30, 2025. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital. Also, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. An active trading market for our shares may never develop or be sustained.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under the SEC rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

We have never declared or paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

Our business requires significant funding, and we currently invest available funds and earnings in product development. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently plan to invest all available funds and future earnings in the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

We cannot assure you that we will achieve or maintain profitability and our auditor has expressed substantial doubt about our ability to continue as a going concern.

We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. In addition, as a public company, we will incur accounting, legal and other expenses. These expenditures will make it necessary for us to continue to raise additional working capital. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our business, and otherwise implement our growth initiatives. The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $1.2 million, assuming the sale of all of the securities being offered pursuant to this prospectus, after deducting the estimated Agent’s commissions and estimated offering expenses payable by us. However, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Agent’s commissions and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We currently intend to use the net proceeds from this offering for clinical trials, our commercial programs, working capital and general corporate purposes.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock.

Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as modified by any subsequent Quarterly Reports on Form 10-Q. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

DILUTION

If you invest in our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.

The historical net tangible book value of our common stock as of June 30, 2025 was $2,202,000, or $1.50 per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (i) the receipt of $4,459,874 in net proceeds from our registered direct offering completed on July 16, 2025 (the “July 2025 Offering”), pursuant to which we issued 1,753,314 shares of our common stock, 878,264 pre-funded warrants to purchase our common stock, 2,631,578 series A-1 warrants to purchase our common stock, and 2,631,578 series A-2 warrants to purchase our common stock, and (ii) the issuance of 878,624 shares of our common stock upon the exercise of 878,264 pre-funded warrants issued in the July 2025 Offering, resulting in incremental proceeds of $125 (net of $754 in proceeds from pre-funded warrants prepaid at the closing of the July 2025 Offering), after June 30, 2025 but prior to the date of this prospectus supplement, our pro forma net tangible book value as of June 30, 2025 would have been $6,661,999 or approximately $1.623 per share of our common stock.

After giving effect to the assumed issuance and sale of shares of our common stock in this offering in the aggregate amount of $1,397,532 at an assumed public offering price of $1.46 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on September 3, 2025, and after deducting the commissions and estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value as of June 30, 2025 would have been $7,857,605 or approximately $1.55 per share of our common stock. This represents an immediate decrease in net tangible book value of $0.073 per share of our common stock to our existing stockholders and an immediate increase of $0.09 per share to purchasers of common stock in this offering, as illustrated in the following table:

Assumed public offering price per share		$1.460
Historical net tangible book value per share as of June 30, 2025	$1.500
Pro forma increase in net tangible book value per share attributable to the pro forma adjustments described above	0.123
Pro forma net tangible book value per share as of June 30, 2025	$1.623
Decrease in pro forma net tangible book value per share after giving effect to the offering	$(0.073)
Pro forma as-adjusted net tangible book value per share as of June 30, 2025 after the offering		1.550
Dilution in pro forma as-adjusted net tangible book value per share to new investors after giving effect to the offering		$0.090

The table above assumes for illustrative purposes that an aggregate of 957,214 shares of common stock are sold at a price of $1.46 per share, the last reported sales price of our common stock on The Nasdaq Capital Market on September 3, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on 1,472,891 shares outstanding as of June 30, 2025 (4,104,469 as of June 30, 2025 after giving effect to the pro forma adjustments described above), and excludes:

●	57,068 shares of common stock reserved for future issuance under the 2022 Plan;

●	7,587,594 shares of common stock issuable upon exercise of outstanding warrants, inclusive of the warrants sold in the July 2025 Offering, at a weighted average exercise price of $5.82 per share;

●	28,437 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $23.64 per share; and

●	shares of common stock issuable upon the conversion of 76,480 shares of Series A Preferred Stock.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plan or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

PLAN OF DISTRIBUTION

We entered into an At The Market Sales Agreement with H.C. Wainwright & Co., LLC, as Agent, on September 5, 2025, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $1,397,532 from time to time through or to the Agent, as sales agent or principal. Sales of our common stock, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell our common stock under the Sales Agreement, we will notify the Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless such Agent declines to accept the terms of the notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for the Agent’s services in acting as Agent in the sale of our common stock at a commission rate equal in the aggregate of 3.0% of the gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we have agreed to reimburse the Agent up to $50,000 for the reasonable fees and expenses of its legal counsel (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the sales agreement. We have also agreed to reimburse the Agent (i) $5,000 per due diligence update session in connection with each filing of our Annual Report on Form 10-K and (ii) $3,500 per due diligence update session in connection with each filing of our Quarterly Reports on Form 10-Q, plus any incidental expense incurred by the Agent in connection therewith. Additionally, we have granted the Agent a right of first refusal for a period of twelve (12) months to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public or private offering or other capital-raising financing of equity or equity-linked securities using an underwriter or placement agent by us or any of our successors or subsidiaries, subject to certain exceptions.

We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the sales agreement, will be approximately $201,926.

Settlement for sales of our common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock under this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commission or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

This offering pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sales of all of our common stock subject to the Sales Agreement; and (2) the termination of the sales agreement as permitted therein. We or the Agent may terminate the Sales Agreement at any time pursuant to the terms of the Sales Agreement.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. In addition, in the ordinary course of its various business activities, the Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The Agent acted as the placement agent in connection with our May 2025 public offering and received compensation from us in connection therewith. Except as disclosed in this prospectus supplement, we have no present arrangements with the Agent for any further services.

To the extent required by Regulation M, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement to which this prospectus supplement and accompanying base prospectus are attached, and incorporated by reference in this prospectus supplement. This prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by the Agent and the Agent may distribute this prospectus electronically.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SXTP.” The last reported sale price of our common stock on The Nasdaq Capital Market on September 3, 2025, was $1.46 per share.

The transfer agent for our common stock is Equity Stock Transfer, LLC (“Equity Stock Transfer”), located at 237 West 37th Street, Suite 602, New York, NY 10018. The phone number and facsimile number for Equity Stock Transfer are (212) 575-5757 and (347) 584-3644, respectively. Additional information about Equity Stock Transfer can be found on its website at www.equitystock.com.

LEGAL MATTERS

The validity of the securities being offered in this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, NY. Certain legal matters in connection with this offering will be passed upon for the Agent by Troutman Pepper Locke LLP, Charlotte, North Carolina.

EXPERTS

RBSM LLP, an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2024, and 2023, respectively. We have included our financial statements in this prospectus by reference in reliance on the reports of RBSM LLP, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby.

We file annual, quarterly, and other reports, proxy and information statements, and other information with the Securities and Exchange Commission. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov. We maintain a website at https://60degreespharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated into this prospectus supplement and you should not consider information contained on our website to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 15, 2025 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2025, filed with the SEC on August 13, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on January 8, 2025; January 28, 2025; January 30, 2025; February 6, 2025; April 9, 2025 and July 18, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 27, 2023, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule 14A.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to 60 Degrees Pharmaceuticals, Inc., 1025 Connecticut Avenue NW, Suite 1000, Washington, D.C. 20036, Attn: Chief Executive Officer, or by calling (202) 327-5422.

You also may access these filings on our website at 60degreespharma.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). You may also access these filings at the SEC’s website at www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PROSPECTUS

$15,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

60 Degrees Pharmaceuticals, Inc.

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $15,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Our common stock and tradeable warrants are quoted on The Nasdaq Capital Market under the symbols “SXTP” and “SXTPW,” respectively. The last reported sale price of our common stock and tradeable warrants on The Nasdaq Capital Market on July 11, 2024 was $0.2460 and $0.0683, respectively.

The aggregate market value of our outstanding common stock held by non-affiliates is $3,761,186, based on 12,206,116 shares of outstanding common stock, of which 10,715,629 shares are held by non-affiliates, and a share price of $0.351 per share, which was the closing sale price of our common stock as quoted on The Nasdaq Capital Market on June 7, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our common stock.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Other than our common stock, we have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 and any risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $15,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “60 Degrees Pharmaceuticals, Inc.,” “60 Degrees Pharmaceuticals,” “60P,” the “Company,” “we,” “us,” “our” or other similar terms refer to 60 Degrees Pharmaceuticals, Inc., a Delaware corporation, and our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;
●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and
●	Other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a specialty pharmaceutical company with a goal of using cutting-edge biological science and applied research to further develop and commercialize new therapies for the prevention and treatment of infectious diseases. We have successfully achieved regulatory approval of Arakoda, a malaria preventative treatment that has been on the market since late 2019. Currently, 60P’s pipeline under development covers development programs for vector-borne, fungal, and viral diseases utilizing three of the Company’s future products: (i) new products that contain the Arakoda regimen of Tafenoquine; (ii) new products that contain Tafenoquine; and (iii) Celgosivir.

Mission

Our mission is to address the unmet medical need associated with infectious diseases through the development and commercialization of new small molecule therapeutics, focusing on synthetic drugs (made by chemists in labs, excluding biologics) with good safety profiles based on prior clinical studies, in order to reduce cost, risk, and capitalize on existing research. We are seeking to expand Arakoda’s use beyond malaria prevention and to demonstrate clinical benefit for other disease indications. We are further testing the viability of another product (Celgosivir) to determine whether to advance it into further clinical development, and may seek to develop and license other molecules in the future. Celgosivir is being considered for development as an antiviral product for a number of diseases.

Market Opportunity

Malaria Prevention

In 2018, the FDA approved Arakoda for malaria prevention in individuals 18 years and older. Arakoda entered the U.S. supply chain in the third quarter of 2019, just prior to the COVID-19 pandemic. As the approved indication is for travel medicine, and international travel was substantially impacted by the pandemic, we did not undertake any active marketing efforts for Arakoda. Following our recent financing the Company hired a Chief Commercial Officer and commissioned IQVIA market data and a qualitative marketing demand study. That research, recently completed, suggests that prescribing for malaria prevention therapies has returned to pre-pandemic levels, and that the total U.S. market represents around 1.1 million prescriptions (one prescription per three weeks of travel). Based on consumer and HCP demand research, the Company estimates that the accessible market for Arakoda represents about one third of this volume (about 330,000 prescriptions). Barriers to entry include low brand awareness in the prescriber community and the low cost of some of the generic alternatives. In the second half of 2024 we will conduct a pilot commercialization study to confirm these barriers can be overcome (see “Strategy”).

Treatment and Prevention of Tick-Borne Disease (Babesiosis)

We are repositioning the Arakoda regimen of Tafenoquine for several potential new therapeutic indications that have substantial U.S. caseloads, as further described below:

●

Treatment of Chronic Tick-Borne Disease (Babesiosis). Babesia parasites are co-transmitted by the same ticks that transmit Borrelia, the Lyme disease bacterium. Although Lyme in the acute phase is generally viewed by the medical community as being treatable with antibiotics, individuals who are not treated, or fail treatment, may go on to develop long term, and potentially debilitating, chronic symptoms such as fatigue, body aches, and cognitive problems.[1] This condition is defined by the Centers for Disease Control and Prevention (“CDC”) as Post-Treatment Lyme Disease Syndrome (“PTLDS”) or simply as Lyme in the patient community.[2] Although there are no published estimates, key opinion leaders have stated that as many as 50% of Lyme/PTLDS patients are believed to be co-infected with Babesia parasites, a diagnosis referred to in the Lyme community as “Chronic Babesiosis.” Prescribers in the Lyme disease community utilize a number of therapeutic modalities to manage the symptoms of Chronic Babesiosis, including FDA-approved pharmaceuticals such as atovaquone and azithromycin (these are assumed to suppress the growth of Babesia parasites).[3]

Recent market data shows that Tafenoquine appears to be increasingly prescribed by Lyme physicians to manage Chronic Babesiosis. This trend may follow the recent publication of several case reports demonstrating activity in immunosuppressed patients with acute babesiosis, and animal data showing eradication of Babesia parasites, Tafenoquine (primarily as Arakoda).[4] The Company believes the recent increases in sales of Arakoda have been driven by organic growth of these activities. There are no formal epidemiological publications articulating the incidence or prevalence of Chronic Babesiosis, so these metrics must be inferred based on data for PTLDS and the rate of coinfection with Babesia parasites. Thus, the cumulative case load of Chronic Babesiosis may be as high as1.01 million patients in the United States.[5] We believe, based on our market research that at least 37% of this market, or 375,000 cases, may be addressable with Tafenoquine during the remainder of its market exclusivity window for malaria. We are undertaking additional research to determine how much additional market capture might be feasible.

Acute infection with many different organisms (e.g. Borrelia, SARS-Cov-2, Epstein Barr virus) trigger “Long Syndromes” in a minority of cases, characterized by cognitive dysfunction, fatigue and post-exertional malaise.[6] For many years, such conditions have been confusing to the mainstream medical community because there may not be formal diagnostic criteria or an established theory of disease. This is changing with the advent of Long COVID, and a recent prominent paper outlined the pathophysiological mechanisms for the first time.[7] Although there is not yet supporting evidence in the medical literature, some key opinion leaders in the Lyme community have postulated, using the veterinary literature as an analog, that life-long infection by sequestering forms of Babesia (e.g., B. odocoilei) may be a significant driver of chronic fatigue symptoms.[8] If this is true, the addressable market for antibabesial drugs may be substantially larger than stated above, since the prevalence of chronic fatigue syndrome in the U.S. is at least 3.3 million cases (excluding Long COVID and PTLDS).[9]

[1]	See https://www.cdc.gov/lyme/signs-symptoms/chronic-symptoms-and-lyme-disease.html.
[2]	See https://www.cdc.gov/lyme/signs-symptoms/chronic-symptoms-and-lyme-disease.html.
[3]	Conclusions from Company-commissioned market research.
[4]	Conclusions from Company-commissioned market research.
[5]	Maximum prevalence determined by multiplying the rate of Babesia coinfection in PTLDS patients (52%, from Parveen & Bhanot, Pathogens 2019;8(3):117) by the highest estimate of the cumulative prevalence of PTLDS (1,994,189, from Delong et al. BMC Public Health 2019;19(1):352). Maximum new cases determined by multiplying the number of new Lyme cases per year (476,000, from Krugeler et al (Emerg Infect Dis 2021;27:616-61) by the number of new cases that subsequently become chronic cases (up to 10%, from Delong et al. BMC Public Health 2019;19(1):352) by the proportion of such patients coinfected with Babesia (52%, from Parveen & Bhanot, Pathogens 2019;8(3):117).
[6]	See https://www.cdc.gov/lyme/signs-symptoms/chronic-symptoms-and-lyme-disease.html.
[7]	Walitt et al Nature Communications 2024;15:907.
[8]	Lindner HH. 2022. Chronic babesiosis caused by B. odocoilei: Diagnosis, pathophysiology & treatment. Presentation at the 2022 ILADS scientific meeting, Orlando Florida.
[9]	See https://www.cdc.gov/nchs/data/databriefs/db488.pdf.

Separately from the clinical indication, based on estimates from industry experts, there may be somewhere between several hundred and several thousand cases of canine babesiosis each year in the United States, and thousands more globally. Currently, standard of care treatment for babesiosis in dogs is a ten-day course of atovaquone and azithromycin, which costs about $1,350 out of pocket. A treatment course of Tafenoquine mirroring the human prophylactic dose in dogs might cost < $300, offering a compelling alternative to standard of care. The additional resources required to generate enabling data for veterinary uses are much less expensive than human clinical trials and we are already funding a pilot study at North Carolina State University related to this indication.

●	Treatment of Acute Babesiosis. There are up to 38,000 cases of potentially treatable acute symptomatic babesiosis (red blood cell infections caused by deer tick bites) in the United States each year.[10] Approximately 650 of these cases are hospitalizations, a smaller fraction of which represents immunosuppressed individuals.[11] Symptomatic babesiosis is usually treated with a minimum ten day course of atovaquone and azithromycin which is extended to six weeks in the immunosuppressed, who may also experience relapses requiring multiple hospitalizations.[12] This is much longer than equivalent serious parasitic diseases such as malaria where the goal is a three-day regimen. In a recently published case series Tafenoquine in combination with standard of care cured 80% of immunosuppressed patients with relapsing babesiosis and the investigators stated in a press release that “Tafenoquine is going to make a huge difference, I think, in people who are severely immunocompromised.” [13]

●	Prevention of Tick-Borne Diseases. Post-exposure prophylaxis or early treatment with, respectively, a single dose or several week regimen of doxycycline following a tick-bite is a recognized indication to prevent the complications of Lyme disease. There may be more than 400,000 such tick bites in the United States requiring medical treatment each year. This estimate is based on the observation that approximately 50,000 tick bites are treated in U.S. hospital emergency rooms each year; however, this calculation represents only about 12% of actual treated tick bites based on observations from comparable ex-U.S health systems.[14] Unlike Lyme disease, there is no characteristic rash associated with early infection and no reliable diagnostic tests. Thus, an individual bitten by a tick cannot know whether they have also been infected with babesiosis. It is likely that a drug proven to be effective for this indication for babesiosis would also be used in conjunction with Lyme prophylaxis.

Treatment and Prevention of Fungal Infections

We are evaluating Tafenoquine for potential utility in the following fungal diseases:

●

Treatment of Candida infections. According to the CDC, there are 50,000 reported cases of candidiasis (a type of fungal infection) each year in the United States and up to 1,900 clinical cases of C. auris, for which there are few available treatments.[15] Since it has broad-spectrum activity against drug-resistant Candida spp in culture, Tafenoquine, has the potential to be a market leading therapy for treatment/prevention of C. auris, and to be added to the standard of care regimens for other Candida infections.[16]

[10]	This estimate is based on the observations of Krugeler et al (Emerg Infect Dis 2021;27:616-61) who reported that 476,000 cases of Lyme disease occur in U.S. states where babesiosis is endemic and Krause et. al. (JAMA 1996;275:1657-16602) who reported that 10% of Lyme disease patients are co-infected with babesiosis and that according to Krause et al (AJTMH 2003;6:431-436) fact that about 80% of cases are symptomatic (thus 476,000*10%*80% = 38,000 cases of babesiosis per year).
[11]	Bloch et al Open Forum Infect Dis 2022;9(11):ofac597.
[12]	According to IDSA guidelines.
[13]	See Krause et al Clin Infect Dis 2024; doi:10.1093/cid/ciae238 and https://ysph.yale.edu/news-article/antimalarial-drug-is-effective-against-tick-borne-infection-babesiosis/.
[14]	Marx et. al., MMWR 2021;70:612-616.
[15]	https://www.cdc.gov/fungal/diseases/candidiasis/invasive/statistics.html.; https://www.cdc.gov/fungal/candida-auris/tracking-c-auris.html.
[16]	Dow and Smith New Microb New Infect 2022;45:100964.

●	Prevention of fungal pneumonias. There are up to ~ 91-92,000 new patient cases each year in the United States for which antifungal prophylaxis is recommended, including acute lymphoblastic leukemia (up to 6,540 cases) and large B-cell lymphoma (up to 18,000 cases) patients receiving CAR-T therapy, solid organ transplant patients (up to 42,887 cases), allogeneic (~ 9,000 cases) and autologous (~ 15,000 cases) hematopoietic stem cell transplant patients.[17] Despite the availability and use of antifungal prophylaxis, the risk of some patient groups contracting fungal pneumonia exceeds the risk of contracting malaria during travel to West Africa.[18] Since it has broad spectrum antifungal effects in cell culture, and activity against Pneumocystis in animal models, Tafenoquine has the potential to be added to existing standard of care regimens for the prevention of fungal pneumonias.[19]

Viral Diseases

Celgosivir, a potential clinical candidate of 60P’s, has activity in a number of animal models of important viral diseases such as Dengue and RSV. According to the European CDC, Dengue is associated with at least 4.1 million cases globally. 20 And, according to the U.S. CDC, RSV is responsible for up to 240,000 hospitalizations in children less than five years of age and adults greater than 65 years of age in the United States each year.21 As outlined in the “Strategy” section below, we expect to evaluate Celgosivir in additional non-clinical disease models before making a decision regarding clinical development.

More information about our products is provided in the next section, and the status of various development efforts for the above-mentioned diseases is outlined in Figure A, below.

Figure A

Products

Arakoda (Tafenoquine) for malaria prevention

We entered into a cooperative research and development agreement with the United States Army in 2014 to complete development of Arakoda for prevention of malaria.22 With the U.S. Army, and other private sector entities as partners, we coordinated the execution of two clinical trials, development of a full manufacturing package, gap-filling non-clinical studies, compilation of a full regulatory dossier, successful defense of our program at an FDA advisory committee meeting and submitted a new drug application (“NDA”) to the FDA in 2018. The history of that collaboration has been publicly communicated by the U.S. Army.23

[17]	See statistics for solid organ transplants at the Organ Transplant and Procurement Network at: National data - OPTN (hrsa.gov); See statistics for hematopoietic stem cell transplant in Dsouza et al Biology of Blood and Bone Marrow Transplantation 202;26: e177-e182; See statistics for acute lymphoblastic leukemia at: Key Statistics for Acute Lymphocytic Leukemia (ALL) (cancer.org); See statistics for large cell large B-cell lymphoma at; Diffuse Large B-Cell Lymphoma - Lymphoma Research Foundation; Treatment guidelines recommending antifungal prophylaxis for these diseases can be reviewed in (i) Fishman et al Clinical Transplantation. 2019;33:e13587, (ii) Hematopoietic Cell Transplantation (cancernetwork.com), (iii) Cooper et al Journal of the National Comprehensive Cancer Network 2016;14:882-913 and (iv) Los Arcos et al Infection (2021) 49:215–231.

[18]	Aguilar-Guisado et al Clin Transplant 2011;25:E629–38; Mace et al MMWR 202;70:1–35. [19] Queener et al JID 1997;165:764-768; Dow and Smith New Microb New Infect 2022;45:100964

[20]	https://www.ecdc.europa.eu/en/dengue-monthly#:~:text=This%20is%20an%20increase%20of%2032%20653%20cases% 20and%2032,853%20deaths%20have%20been%20reported.

[21]	https://www.cdc.gov/rsv/php/surveillance/index.html#cdc_survey_profile_surveys_used-rsv-burden-estimates. [22] In 2014, we signed a cooperative research and development agreement with the United States Army Medical and Materiel Development Activity (Agreement W81XWH-14-0313). Under this agreement, we agreed to submit an NDA for Tafenoquine to the FDA (as Arakoda), while the US Army agreed to finance the bulk of the necessary development activities in support of that goal.

[23]	Zottig et al Military Medicine 2020; 185 (S1): 687.

The FDA and Australia’s medicinal regulatory agency, the Therapeutic Goods Administration, subsequently approved Arakoda (brand name in the U.S.) and Kodatef (brand name in Australia), respectively, for prevention of malaria in travelers in 2018. Prescribing information and guidance for patients can be found at www.arakoda.com. The features and benefits of Tafenoquine for malaria prophylaxis, some of which have been noted by third-party experts, include: convenient once weekly dosing following a three day load; the absence of reports of drug resistance during malaria prophylaxis; activity against liver and blood stages of malaria as well as both the major malaria species (Plasmodium vivax and Plasmodium falciparum); absence of any black-box safety warnings; good tolerability, including in women and individuals with prior psychiatric medical history; and a comparable adverse event rate to placebo with up to 12 months continuous dosing.24 Tafenoquine entered the commercial supply chains in the U.S. and Australia in the third quarter of 2019.

The only limitation of Arakoda is the requirement for a G6PD test prior to administration.25 The G6PD test must be administered to a prospective patient prior to administration of Arakoda in order to prevent the potential occurrence of hemolytic anemia in individuals with G6PD deficiency.26 G6PD is one of the most common enzyme deficiencies and is implicated in hemolysis following administration/ingestion of a variety of oxidant drugs/food. G6PD must also be ruled out as a possible cause when diagnosing neonatal jaundice. As a consequence, G6PD testing is widely available in the United States through commercial pathology service providers (e.g., Labcorp, Quest Diagnostics, etc.). Although these tests have a turn-around time of up to 72 hours, the test needs only to be administered once. Thus, existing U.S. testing infrastructure is sufficient to support the FDA-approved use of the product (malaria prevention) by members of the armed forces (who automatically have a G6PD test when they enlist), civilian travelers with a long planning horizon, or repeat travelers.

Tafenoquine for Other (Infectious) Diseases

During the pandemic, we also worked with NIH to evaluate the utility of Tafenoquine as an antifungal. We, and the NIH, found that Tafenoquine exhibits a Broad Spectrum of Activity in cell culture against Candida and other yeast strains via a different Mode of Action than traditional antifungals and also exhibits antifungal activity against some fungal strains at clinically relevant doses in animal models.27 Our work followed Legacy Studies that show Tafenoquine is effective for treatment and prevention of Pneumocystis pneumonia in animal models.28 We believe that if added to the standard of care for anti-fungal and yeast infection treatments for general use, Tafenoquine has the potential to improve patient outcomes in terms of recovery from yeast infections, and prevention of fungal pneumonias in immunosuppressed patients. There are limited treatment options available for these indications, and Tafenoquine’s novel mechanism of action might also mitigate problems of resistance. Clinical trial(s) to prove safety and efficacy, and approval by the FDA and other regulators, would be required before Tafenoquine could be marketed for these indications.

Tafenoquine monotherapy, or use in combination with other antibabesial medications, clears and eradicates Babesia infections, respectively, in both immunocompetent and immunocompromised animal models of babesiosis (tick borne red blood cell infections).29 In up to 80% of cases Tafenoquine administered in combination with antibabesial drugs after prior failure of conventional antibiotics in immunosuppressed babesiosis patients resulted in cures.30 Tafenoquine is also increasingly being utilized by Lyme disease prescribers to manage symptoms of Chronic Babesiosis. Consequently, we believe that (i) if combined with standard of care products, Tafenoquine has the potential to accelerate parasite clearance and reduce the duration of illness and treatment with antibiotic therapy in immunosuppressed patients hospitalized with severe illness, (ii) once appropriate clinical studies have been conducted, it is likely that Tafenoquine would be quickly embraced for post-exposure prophylaxis of babesiosis in patients with tick bites, and (iii) Tafenoquine could become the leading treatment for Chronic Babesiosis. Clinical trial(s) to prove safety and efficacy, and approval by FDA and other regulators, would be required before Tafenoquine could be marketed for these indications.

[24]	Tan and Hwang Journal of Travel Medicine, 2018, 1–2; Baird Journal of Travel Medicine 2018:, 1–13; Schlagenhauf et al Travel Medicine and Infectious Disease 2022; 46:102268; See Arakoda prescribing information at www.arakoda.com; McCarthy et al CID 2019:69:480-486; Dow et al. Malar J (2015) 14:473; Dow et al. Malaria Journal 2014, 13:49; Novitt-Moreno et al Travel Med Infect Dis 2022 Jan-Feb;45:102211.

[25]	See prescribing information at www.arakoda.com.

[26]	See prescribing information at www.arakoda.com.

[27]	Dow and Smith, New Microbe and New Infect 2022; 45: 100964.

[28]	Queener et al Journal of Infectious Diseases 1992;165:764-8).
[29]	Liu et al. Antimicrobial Agents Chemo 2021;65:e00204-21, Marcos et al. IDCases 2022;27:e01460; Rogers et al. Clin Infect Dis. 2022 Jun 10:ciac473, Prasad and Wormsner. Pathogens 2022;11:1015.

[30]	Krause et al Clin Infect Dis 2024; doi:10.1093/cid/ciae238.

Celgosivir

Celgosivir is a host targeted glucosidase inhibitor that was developed separately by other sponsors for HIV then for hepatitis C.31 The sponsors abandoned Celgosivir after completion of Phase II clinical trials involving 700+ patients, because other antivirals in development at the time had superior activity. The National University of Singapore initiated development of Celgosivir independently for Dengue fever. A clinical study, conducted in Singapore, the results of which were accepted for publication in the peer-reviewed journal Lancet Infectious Diseases, confirmed its safety but the observed reduction in viral load was lower than what the study was powered to detect.32 Celgosivir (as with other Dengue antivirals) exhibits greater capacity to cure Dengue infections in animal models when administered prior to symptom onset when compared to administration post-symptom onset. In animal models, this problem can be addressed by administering the same dose of drug split into four doses per day rather than two doses per day (as was the case in the Singaporean clinical trial).33 This observation led to the filing and approval of a patent related to Dengue, which we licensed from the National University of Singapore.

Additional clinical studies would be required to prove that such a 4x daily dosing regimen would be safe and effective in Dengue patients to regulators’ satisfaction. To that end, earlier in our history, we, in partnership with the National University of Singapore, and Singapore General Hospital, successfully secured a grant from the government of Singapore for a follow-on clinical trial. Unfortunately, we were unable at that time to raise matching private sector funding. We concluded as a result that development of Repositioned Molecules for Dengue, solely and without simultaneous development for other therapeutic use, despite substantial morbidity and mortality in tropical countries, was an effort best suited for philanthropic entities. Accordingly, during the pandemic, we undertook an effort (in partnership with NIH’s Division of Microbiology and Infectious Diseases program and Florida State University) to determine whether Celgosivir might be more broadly useful for respiratory diseases that have impact in both tropical and temperate countries. Preliminary data suggest that Celgosivir inhibits the replication of the virus that causes COVID-19 (SARS-CoV-2) in cell culture, and the RSV virus in cell culture and provides benefits in animals. We have filed and/or licensed patents in relation to Celgosivir for these other viruses as we believe there is potential applications to fight respiratory diseases that might have more commercial viability than historical development of Celgosivir to combat Dengue fever.

Competitive Strengths

Our main competitive strength has been our ability to achieve important clinical milestones inexpensively in therapeutic areas that other entities have found extremely challenging. With a small virtual management team, we have successfully built productive research partnerships with public and academic entities, and licensed products with well characterized safety profiles in prior clinical studies, thereby reducing the cost and risk of clinical development. This business and product model enabled Arakoda to be approved in 2018, with a total operating expense of < $10 million. We plan to focus in the future on generating proof of concept clinical data sets for the approved Arakoda regimen of Tafenoquine in other therapeutic areas, all of which is expected to foster and continue our existing tradition of inexpensive product development.

Strategy

Following our initial public offering in July 2023, our initial strategic priority was to conduct a Phase IIB that would have evaluated the potential of the Arakoda regimen of Tafenoquine to accelerate disease recovery in COVID-19 patients with low risk of disease progression. In October 2023, we made a decision to suspend this study. This was a consequence of advice previously received from the FDA, which we interpreted to mean that the Agency would not have granted clearance for the study to proceed unless we redesigned it to (i) enroll a patient population in which receipt of Paxlovid or Lagevrio would be medically contraindicated, or (ii) compare Tafenoquine to placebo in patients taking a “standard of care” regimen (defined by the FDA as Lagevrio or Paxlovid). The FDA’s position was somewhat surprising given that neither Paxlovid nor Lagevrio is indicated for treatment of COVID-19 in low-risk patients. We determined that conducting our study in an alternate population in the United States would be unfeasible, and that conducting an add-on-to standard of care study might not be Phase III enabling. Accordingly, the Company made a decision to pivot back to continue commercialization of Arakoda for malaria, and further evaluation of the Arakoda regimen of Tafenoquine for babesiosis and other diseases. We believe such an approach is both less risky and less expensive.

Moving forward, our general strategy to achieve profitability and grow shareholder value has three facets: (i) increase sales of Arakoda; (ii) conduct clinical trials to expand the number of patients who can use Tafenoquine for new indications in the future; and (iii) reposition small molecule therapeutics with good clinical safety profiles for new indications.

Expansion of U.S. Arakoda Sales

Hiring of Chief Commercial Officer. In February, 2024, we hired Kristen Landon to lead our commercial efforts to reintroduce Arakoda for malaria prevention and conduct new product planning initiatives in tick-borne disease for babesiosis. We spent the first quarter analyzing the current landscape in the malaria prevention market, conducting primary market research among providers and consumers, and assessing agency partners for a virtual/digital marketing pilot program. Additionally, we kicked off a market assessment on the babesiosis space including desk top research and qualitative interviews with Key Opinion Leaders in the Infectious Disease and Lyme Community.

[31]	Sorbera et al, Drugs of the Future 2005; 30:545-552.

[32]	Low et. al., Lancet ID 2014; 14:706-715.

[33]	Watanabe et al, Antiviral Research 2016; 10:e19.

P&L Contract Review. We will conduct a review of all of our supply chain and formulary contracts to determine whether it is possible to increase our margin on Arakoda without increasing prices, or to compensate for any price adjustments which may be necessary to support repositioning efforts (see below).

Repositioning of Arakoda Relative to Malarone and Generic Equivalent Atovaquone-Proguanil. A malaria demand study was conducted to assess the attractiveness and acceptability of the Arakoda product profile and current pricing among health care providers and consumers. The product profile was well received among both stakeholders; however, price sensitivity on out-of-pocket costs was noted among both groups. Generic atovaquone-proguanil, our primary competitor is substantially cheaper than Arakoda for the average trip length (three weeks) and has superior formulary positioning (Tier 1 vs. Tier 3). However, generic-atovaquone proguanil does not provide the same level of confidence a traveler may experience from taking a product with a convenient weekly dosing regimen during travel, that works everywhere in the world against all malaria species and drug resistant strains, and which requires only a single dose for post-exposure prophylaxis upon return from a malarious area. The value those advantages confer needs to be communicated with key stakeholders.

Market Segment Definition and Targeting. We purchased market data to understand the malaria market landscape over the past decade and identified the current prescribers of Malarone and the generic equivalent atovaquone-proguanil, the main generic competitor to Arakoda for malaria prophylaxis. Beginning in the third quarter of 2024, we plan to reach out to prescribers covering the top 80% of atovaquone-proguanil prescribers in order to educate them about the value proposition of Arakoda. We will also compile a list of the top institutions/organizations that have ex-U.S. deployed workforces and internal occupational health and safety programs, and target these organizations with messaging regarding the convenience and global effectiveness of Arakoda. We do not initially plan to target U.S. government agencies as these organizations, such as the Department of Defense, are expected to be extremely price sensitive until operational considerations justify the use of superior products – for example, the DOD used inexpensive doxycycline for malaria prevention in the low malaria risk setting of Afghanistan, but chose superior weekly mefloquine, despite safety concerns, for the Ebola mission to west Africa in 2014, where malaria rates were extremely high.

Digital Revamp and Collateral: We will work with an agency of record to develop a marketing strategy for the proposed pilot and develop marketing assets that we believe best highlight the features and benefits of Arakoda, namely the convenience of the travel and post-travel regimen, and global effectiveness. We are currently assessing a co-pay or point of sale offer for travelers to offset out-of-pocket costs. We launched our Arakoda product website, which went live in April 2024.

Revised Forecast. We have developed an internal forecast for the malaria and Babesiosis indications and have contracted a third party vendor to validate our analyses.

Development of the Arakoda Regimen of Tafenoquine for Babesiosis

In animal models, Tafenoquine monotherapy has been shown to suppress acute babesiosis infections to the point where the immune system can control them following single or multiple doses similar to those effective against malaria parasites, and longer regimens alone or in combination with atovaquone leads to complete radical cure and to the conference of sterile immunity.34 In three case studies in individuals with immunosuppression and/or refractory parasites, Tafenoquine alone or in combination with various standard of care antimalarials and antibiotics successfully cleared parasites, leading to three consecutive negative PCR tests, and prevention of further relapses in two of three individuals.35 Our market research has revealed that recent sales growth for Arakoda is primarily attributable to organic growth in prescribing by Lyme community prescribers for Chronic Babesiosis. Collectively these data suggest Tafenoquine might have utility alone or in combination as treatment or post-exposure prophylaxis of babesiosis (both acute and chronic).

The Company is planning three clinical trials to aid further development and commercialization of a Babesiosis indication for Tafenoquine. Trial 1 is a randomized, placebo-controlled, evaluation of Tafenoquine (200 mg per day for a total of 800 mg) in patients hospitalized with babesiosis who are also taking standard of care treatment (10 days of atovaquone-azithromycin). The primary endpoint will be time to clinical recovery of 11 common babesiosis symptoms as reported by patients. The key secondary endpoint will be time to molecular cure as assessed by an FDA-approved Babesia nucleic acid test that is used for blood donation screening. The study will enroll a minimum of 24 and up to 33 patients before an interim analysis is conducted, which will include both a test of significance and a sample size re-estimation in case this is required. The study design was reviewed by the FDA. We have signed a clinical trial agreement with Tufts Medical Group, and are negotiating similar agreement with two other University Hospitals in the north-eastern United States the study sites). The first patient was randomized on June 25, 2024. The earliest possible date that date would be available from the interim analysis would be January 31, 2025, assuming a minimum of 24 patients are enrolled prior to September 30, 2024. Further details are available on the clinicaltrials.gov website.36

[34]	Liu et al. Antimicrobial Agents Chemo 2021;65:e00204-21. Vydyam et al. J Infect Dis. 2024 Jan 3:jiad315. doi:10.1093/infdis/jiad315.

[35]	Marcos et al. IDCases 2022;27:e01460; Rogers et al. Clin Infect Dis. 2022 Jun 10:ciac473, Prasad and Wormsner. Pathogens 2022;11:1015.
[36]	See: https://classic.clinicaltrials.gov/ct2/show/NCT06207370.

Trial 2 will be an expanded use study utilizing commercially available Arakoda. The Company, if approved by an Institutional Review Board (“IRB,” also known as an ethics committee), plans to offer up to one year of Arakoda at no cost to about 10 patients per year (i.e., immunocompromised patients who have previously failed standard of care treatment). Informed consent will be obtained from patients to collect a blood sample for PCR testing at the end of treatment, and patients will be asked to complete a babesiosis symptom questionnaire. The goal of the study is to generate additional prospective data to confirm the observation by Krause et al in a recent publication that an extended regimen of Tafenoquine cured 80% of immunocompromised patients with relapsing babesiosis. This study will commence utilizing proceeds from the current offering. More details about the study can be found on the clinicaltrials.gov website.37

Trial 3 will be an expanded use study utilizing commercially available Arakoda. The Company, if approved by an IRB, plans to offer an approximately two-month supply of Arakoda at no cost to patients who have a clinical diagnosis, are willing to submit biological samples for testing, and answer babesiosis and standardized fatigue inventories before and after treatment. The goal of this study will be to ascertain whether Arakoda treatment improves patient-reported fatigue symptoms and quality of life in individuals who have a diagnosis of chronic fatigue, symptoms consistent in severity with those suffered by chronic fatigue patients, and who have molecular evidence of infection with Babesia. This trial will be gated by the outcome of an epidemiology study we have financed at North Carolina State University (see below) and will require additional funding

In May 2024, we signed a research and collaboration agreement with North Carolina State University in which the College of Veterinary Medicine will screen 300 archived blood samples from patients exhibiting symptoms consistent with chronic fatigue symptoms by PCR for the presence of Babesia spp. In a second phase of the study, positive samples will be sequenced to determine which Babesia spp are present. The data from this study will help define whether the incidence of Chronic Babesiosis may be more widespread than amongst PTLDS patients, and also whether it is possible to define a study population for Trial 3 (described) cost effectively.

In March 2024, we initiated, in collaboration with the North Carolina State University College of Veterinary Medicine, a pilot study of Tafenoquine for treatment of canine babesiosis in the United States under a sponsored research program. Should this potential collaboration be successful, we believe that the data from that study may provide supportive data for the clinical babesiosis development program, and could provide proof of concept for an expanded study to prove utility for veterinary indications.

We believe, if the Company does not become capital-limited, that the results of the above studies will come to fruition in the first quarter of 2026, potentially facilitating submission of a supplementary new drug application (or other appropriate regulatory filing) to FDA, with the goal of obtaining marketing approval of Arakoda for treatment of Babesiosis. If successful, this will allow the Company to actively market Arakoda for Babesiosis.

Parenteral Tafenoquine for Fungal Infections

We plan to support a series of studies in animal models to determine whether single dose parenteral administration of Tafenoquine exhibits efficacy against Candida spp including C. auris. These studies are being conducted under a sponsored research agreement with Monash University in Melbourne, Australia.

Combination Partner for Tafenoquine for Malaria

Most new antimalarial treatment products are developed as drug combinations to proactively combat drug resistance. We believe that Tafenoquine, due to its long half-life and activity against all parasite species and strains, would be an ideal partner in a drug combination. Recently, Kentucky Technology Inc. (“KTI”), completed Phase IIA studies in P. vivax malaria, in which they evaluated the safety and efficacy of SJ733, their ATP4 inhibitor in combination with Tafenoquine as the combination partner drug. It was recently announced that the SJ733 development program would be partially supported by a grant from the Global Health Innovative Technology Fund (“GHIT”). As part of its shares for services agreement with KTI, the Company recently received a detailed feasibility assessment and business plan for the project, including an assessment of potential PRV eligibility, and is considering next steps in relation to potential involvement in this project.

[37]	See: https://clinicaltrials.gov/study/NCT06478641.

Celgosivir for Antiviral Diseases

Reviewing prior studies of Celgosivir for Zika, Dengue and RSV, it is evident that the drug protects against the pathological effects of viruses through a combination of anti-inflammatory and antiviral effects. These properties suggest it might have a beneficial effect in several viral diseases. Celgosivir is synthesized from Castanospermine, which is obtained from botanical sources in low yield, making its inherent cost of goods potentially high. Castanospermine is also quite water soluble, making it amenable to intravenous formulation. We plan to conduct a proof-of-concept study in a hamster-COVID-19 model to evaluate whether parenterally administered Castanospermine can ameliorate the pathological effects of SARS CoV-2 via modulation of cytokine response to infection. Following this offering this project will be added to our statement of work for our services agreement with Florida State University Research Foundation (“FSURF”), and will commence when there are sufficient proceeds from the sale of FSURF’s 60P shares to support this research. The data generated from the study will allow us to assess whether to move forward with IND enabling studies of parenteral Castanospermine (or Celgosivir) for viral indications.

Post-Marketing Requirements

We have an FDA post-marketing requirement to conduct a malaria prophylaxis study of Arakoda in pediatric and adolescent subjects. We proposed to the FDA, in late 2021, that this might not be safe to execute given that malaria prevention is administered to asymptomatic individuals and that methemoglobinemia (damage to the hemoglobin in blood that carries oxygen) occurred in 5% of patients, and exceeded a level of 10% in 3% of individuals in a study conducted by another sponsor in pediatric subjects with symptomatic vivax malaria.38 The FDA has asked us to propose an alternate design, for which we submitted a concept protocol in the fourth quarter of 2022, and submitted a full protocol in July, 2024. We estimate the cost of conducting the study proposed by the FDA, if conducted in the manner suggested by the FDA, would be $2 million, and, due to the time periods required to secure protocol approvals from the FDA and Ethics Committees, could not be initiated any earlier than the first quarter of 2026.

Capitalization and Future Financing

We plan to raise up to $15,000,000 million using the base prospectus and the prospectus supplement in connection with future sales made pursuant to the Sales Agreement. It is possible that the funds that are able to be raised using the base prospectus and prospectus supplement may be insufficient to achieve all our objectives. Therefore, we will be seeking to raise additional funding as non-dilutively as possible, for example in the form of royalty or debt-based funding or funding from non-profit groups interested in tick-borne diseases. There is no assurance that funds will be available on acceptable terms, or that additional dilutive funding will not be required.

[38]	Velez et al 2021 - Lancet Child Adolesc Health 2022; 6: 86–95.

Intellectual Property

We are co-owners, with the U.S. Army, of patents in the United States and certain foreign jurisdictions directed toward use of Tafenoquine for malaria and have obtained an exclusive worldwide license from the U.S. Army to practice these inventions. We also have an exclusive worldwide license to use manufacturing information and non-clinical and clinical data that the U.S. Army possesses relating to use of Tafenoquine for all therapeutic applications and uses excluding radical cure of symptomatic vivax malaria. We have submitted patent applications in the United States and certain foreign jurisdictions for use of Tafenoquine for COVID-19, fungal lung infections, tick-borne diseases, and other infectious and non-infectious diseases in which induction of host cytokines/inflammation is a component of the disease process. The United States Patent and Trademark Office (“USPTO”) issued our first COVID-19 patent for Tafenoquine in 2023. We have optioned or licensed patents involving Celgosivir for the treatment and prevention of Dengue (from the National University of Singapore), COVID-19 & Zika (Florida State University), and have pending patent applications related to Celgosivir for RSV. We have optioned or own manufacturing methods related to Celgosivir. A detailed list of our intellectual property is as follows:

Patents

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Dosing Regimen For Use Of Celgosivir As An Antiviral Therapeutic For Dengue Virus Infections	2013203400	Australia	Granted		2013203400+	10-April-2033*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	2014228035	Australia	Granted		2014228035	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	MY-170991-A	Malaysia	Granted		PI2015002372	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	378015	Mexico	Granted		MX/a/2015/013115	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	11201507254V	Singapore	Granted		11201507254V	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	Pending	Singapore	Pending		10201908089V	14-Mar-2034*
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	9763921	US	Issued	9/19/2017	14/772,873	14-Mar-2034^
Novel Dosing Regimens Of Celgosivir For The Treatment Of Dengue	10517854	US	Issued	12/31/2019	15/706,845	14-Mar-2034^
Dosing Regimens Of Celgosivir For The Treatment Of Dengue	11219616	US	Issued	1/11/2022	16/725,387	14-Mar-2034^
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	2015358566	Australia	Granted		2015358566	02-Dec-2035*
Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	2968694	Canada	Granted		2968694	02-Dec-2035*

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	10342791	US	Issued	7/9/2019	15/532,280	02-Dec-2035^
Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naive Subjects	10888558	US	Issued	1/12/2021	16/504,533	02-Dec-2035^
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	Singapore	Pending		10201904908Q	02-Dec-2035*
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	EP	Pending		15865264.4	02-Dec-2035*
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	Hong Kong	Pending		18103081.4	02-Dec-2035*
Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naive Subjects	11,744,828	US	Issued	9/5/2023	17/145,530	02-Dec-2035^
Novel Regimens Of Tafenoquine For Prevention Of Malaria In Malaria-Naïve Subjects	Pending	New Zealand	Pending		731813	02-Dec-2035*
Regimens of Tafenoquine for Prevention of Malaria in Malaria-Naive Subjects	Pending	US	Pending		18/240,049	02-Dec-2035^
Novel Dosing Regimens Of Celgosivir For The Prevention Of Dengue	2016368580	Australia	Granted		2016368580	09-Dec-2036*
Novel Dosing Regimens Of Celgosivir For The Prevention Of Dengue	Pending	Singapore	Pending		10201912141Y	09-Dec-2036*
Dosing Regimens Of Celgosivir For The Prevention Of Dengue	11000516	US	Issued	5/11/2011	16/060,945	09-Dec-2036^
Methods For The Treatment And Prevention Of Lung Infections By Administration Of Tafenoquine	Pending	EP	Pending		21764438.4	02-Mar-2041*

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Methods For The Treatment And Prevention Of Lung Infections By Administration Of Tafenoquine	Pending	China	Pending		202180029643.7	02-Mar-2041*
Methods For The Treatment And Prevention Of Lung Infections By Administration Of Tafenoquine	Pending	Australia	Pending		2021231743	02-Mar-2041*
Methods For The Treatment And Prevention Of Lung Infections Caused By Gram-Positive Bacteria, Fungus, Or Virus By Administration Of Tafenoquine	Pending	Hong Kong	Pending		62023078645.6	02-Mar-2041*
Methods For The Treatment And Prevention Of Lung Infections Caused By Gram-Positive Bacteria, Fungus, Or Virus By Administration Of Tafenoquine	11,633,391	US	Issued	4/25/2023	17/189,544	05-May-2041^
Methods For The Treatment And Prevention Of Lung Infections Caused By Gram-Positive Bacteria, Fungus, Or Virus By Administration Of Tafenoquine	Pending	US	Pending		18/300,805	02-Mar-2041^
Methods For The Treatment And Prevention Of Lung Infections Caused By Fungus By Administration Of Tafenoquine	Pending	US	Pending		17/683,679	01-Mar-2041^
Methods For The Treatment And Prevention Of Lung Infections Caused By Sars-Cov-2 Virus By Administration Of Tafenoquine	Pending	US	Pending		17/683,718	01-Mar-2041^
Treatment Of Human Coronavirus Infections Using Alpha-Glucosidase Glycoprotein Processing Inhibitors	11369592	US	Issued	6/28/2022	17/180,140#	19-Feb-2041^
Treatment Of Human Coronavirus Infections Using Alpha-Glucosidase Glycoprotein Processing Inhibitors	Pending	US	Pending		17/664,693#	19-Feb-2041^
Treatment Of Human Coronavirus Infections Using Alpha-Glucosidase Glycoprotein Processing Inhibitors	Pending	EP	Pending		2021757552#	19-Feb-2041*
Methods To Treat Respiratory Infection Utilizing Castanospermine Analogs	Pending	PCT	Pending		PCT/US23/26884	05-Jul-2043*
Methods To Treat Respiratory Infection Utilizing Castanospermine Analogs	Pending	US	Pending		18/218,202	05-Jul-2043^

Title	Patent No.	Country	Status	US Patent Date	Application No.	Estimated/ Anticipated Expiration Date
Methods For The Treatment And Prevention Of Diseases Or Infections With MCP-1 Involvement By Administration Of Tafenoquine	Pending	PCT	Pending		PCT/US23/34169	30-Sep-2043*
Methods For The Treatment And Prevention Of Diseases Or Infections With MCP-1 Involvement By Administration Of Tafenoquine	Pending	US	Pending		18/375,070	30-Sep-2043^
Treatment Of Zika Virus Infections Using Alpha Glucosidase Inhibitors	10,328,061+	US	Issued		15/584,952+	2-May-2037^
Treatment Of Zika Virus Infections Using Alpha Glucosidase Inhibitors	10,561,642+	US	Issued		15/856,377+	2-May-2037^
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	PCT	Pending		PCT/US24/25436	19-Apr-2044*
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	PCT	Pending		PCT/US24/25458	19-Apr-2044*
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	PCT	Pending		PCT/US24/25472	19-Apr-2044*
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof	Pending	US	Pending		18/640,611	19-Apr-2044^
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof Of Treating Babesiosis	Pending	US	Pending		18/640,657	19-Apr-2044^
Methods For The Treatment And Prevention Of Non-Viral Tick-Borne Diseases And Symptoms Thereof Of Treating Babesiosis	Pending	US	Pending		18/640,695	19-Apr-2044^

* =	For foreign patents and applications, the estimated and/or anticipated patent expiration is the date that is twenty years from the PCT filing date. For all issued Australian patents, this estimated date was also confirmed through the Australian patent office web database.

^ =	For issued U.S. patents, the estimated patent expiration was calculated using information from the front cover of the patent, i.e., 20 years from the date of the nonprovisional filing plus any listed Patent Term Adjustment less any time disclaimed through a Terminal Disclaimer. For pending U.S. applications, the anticipated patent expiration is the date twenty years from the earliest nonprovisional filing date and does not account for possible Patent Term Adjustment (PTA), Patent Term Extension (PTE), or Terminal Disclaimers.

& =	For U.S. provisional applications that are not yet the subject of a nonprovisional or PCT application, the anticipated patent expiration was determined using the assumption that a non-provisional application or PCT will be filed one year after filing the provisional application with a term lasting twenty years from the date of that nonprovisional or PCT filing. This does not account for possible Patent Term Adjustment (PTA), Patent Term Extension (PTE), or Terminal Disclaimers.

+ =	60 Degrees Pharmaceuticals, Inc. is not a listed Applicant and Geoffrey S. Dow, Ph.D. is not a listed inventor.

# =	60 Degrees Pharmaceuticals, Inc. is not a listed Applicant, but Geoffrey S. Dow, Ph.D. is a listed inventor.

All patents not designated with a “+” list Geoffrey S. Dow, Ph.D. as an inventor.

All patents not designated with a “+” or a “#” list 60 Degrees Pharmaceuticals, Inc. as an applicant.

All estimated patent expiration dates and anticipated patent expiration assume payment of any maintenance/annuity fees during the patent term.

Trademarks

Country	Mark	Status	Application Number	Date Filed	Registration Date	Registration Number	BIR Ref Number	Due Date	Due Date Description
Australia	KODATEF	Registered	1774631	2-Jun-16	6/2/2016	1774631	0081716-000029	2-Jun-26	Renewal Due
Canada	KODATEF	Registered	1785098	1-Jun-16	11/26/2019	TMA1,064,371	0081716-000028	26-Nov-29	Renewal Due
Canada	ARAKODA	Registered	1899317	15-May-18	8/20/2020	TMA1,081,180	0081716-000053	20-Aug-30	Renewal Due
China	KODATEF	Registered	20842242	2-Aug-16	9/28/2017	20842242	0081716-000035	27-Sep-27	Renewal Due
European Union	KODATEF	Registered	15508872	3-Jun-16	9/21/2016	15508872	0081716-000034	3-Jun-26	Renewal Due
European Union	ARAKODA	Registered	17900852	16-May-18	9/20/2018	17900852	0081716-000054	16-May-28	Renewal Due
Israel	KODATEF	Registered	285476	6-Jun-16	6/6/2016	285476	0081716-000033	6-Jun-26	Renewal Due
New Zealand	KODATEF	Registered	1044407	7-Jun-16	12/8/2016	1044407	0081716-000031	6-May-26	Renewal Due
Russian Federation	KODATEF	Registered	2016720181	6-Jun-16	7/10/2017	623174	0081716-000032	6-Jun-26	Renewal Due
Singapore	KODATEF	Registered	40201707950V	2-May-17	11/8/2017	40201707950V	0081716-000040	2-May-27	Renewal Due
United Kingdom	ARAKODA	Registered	17900852	16-May-18	9/20/2018	UK00917900852	0081716-000054	16-May-28	Renewal Due
United Kingdom	KODATEF	Registered	15508872	3-Jun-16	9/21/2016	UK00915508872	0081716-000072	3-Jun-26	Renewal Due
United States of America	TQ 100 & TABLET DESIGN	Registered	87608493	14-Sep-17	9/11/2018	5562900	0081716-000037	11-Sep-24	Section 8 & 15 Due
United States of America	ARAKODA	Registered	87688137	16-Nov-17	12/31/2019	5950691	0081716-000050	31-Dec-25	Section 8 & 15 Due
United States of America	KODATEF	Allowed - 02/16/2021	90072885	24-Jul-20	01/03/2024		0081716-000069	16-Aug-23	Abandoned
United States of America	KODATEF	Pending	98363219	24-Jan-18	01/18/2024		0081716-000074

Key Relationships & Licenses

On May 30, 2014, we entered into the Exclusive License Agreement (the “2014 NUS-SHS Agreement”) with National University of Singapore (“NUS”) and Singapore Health Services Pte Ltd (“SHS”) in which we were granted a license from NUS and SHS with respect to their share of patent rights regarding “Dosing Regimen for Use of Celgosivir as an Antiviral Therapeutic for Dengue Virus Infection” to develop, market and sell licensed products. The 2014 NUS-SHS Agreement continues in force until the expiration of the last to expire of any patents under the patent rights unless terminated earlier in accordance with the 2014 NUS-SHS Agreement. We are obligated to pay royalties at the rate of 1.5% of gross sales.

On July 15, 2015, we entered into the Exclusive License Agreement with the U.S. Army Medical Materiel Development Activity (the “U.S. Army”), which was subsequently amended (the “U.S. Army Agreement”), in which we obtained a license to develop and commercialize the licensed technology with respect to all therapeutic applications and uses excluding radical cure of symptomatic vivax malaria. This exclusion does not impact our ability to market Arakoda for the FDA-approved use, which is the prevention of malaria utilizing the indicated dose in asymptomatic individuals traveling to high-malaria or malaria-prone regions (whereas the license exclusion relates to its use to treat symptomatic vivax malaria in a patient already presenting with that disease). The term of the U.S. Army Agreement will continue until the expiration of the last to expire of the patent application or valid claim of the licensed technology, or 20 years from the start date of the U.S. Army Agreement, unless terminated earlier by the parties. We will be required to make a minimum annual royalty payment of 3% of net sales (as defined in the U.S. Army Agreement) for net sales < $35 million, and 5% of net sales greater than $35 million, with US government sales excluded from the definition of net sales. In addition, we must pay fees upon the achievement of certain milestones, including a sales-based milestone fee of $75,000 once cumulative net sales from all sources exceeds $6 million (which milestone was achieved during the year ended December 31, 2023), $100,000 if we are acquired or merge, and regulatory approval milestone payments once marketing authorizations are achieved in Canada ($5,000) and Europe ($5,000). Also, we will be required to obtain the U.S. Army Medical Materiel Development Activity’s consent prior to a change of control of the Company, which consent was obtained on September 2, 2022.

On September 15, 2016, we entered into the Exclusive License Agreement (the “2016 NUS-SHS Agreement”) with National University of Singapore and Singapore Health Services Pte Ltd (“SHS”) in which we were granted a license from NUS and SHS with respect to their share of patent rights regarding “Novel Dosing Regimens of Celgosivir for The Prevention of Dengue” to develop, market and sell licensed products. The 2016 NUS-SHS Agreement continues in force until the expiration of the last to expire of any patents under the patent rights unless terminated earlier in accordance with the 2016 NUS-SHS Agreement. We are obligated to pay at the rate of 1.5% of gross sales or minimum annual royalty ($5,000 in 2022 and $15,000 in 2023). In July 2022, we renegotiated the timing of a license fee of $85,000 Singapore Dollars, payable to NUS, such that payment would be due at the earlier of (i) enrollment of a patient in a Phase II clinical trial involving Celgosivir, (ii) two years from the agreement date and (iii) an initial public offering.

On February 15, 2021, we entered into the Inter-Institutional Agreement with FSURF (the “FSURF Agreement”) in which FUSRF granted us the right to manage the licensing of intellectual property created at FSURF. The term of the FSURF Agreement expires five years from February 15, 2021. After deduction of a 5% administrative fee by FSURF, capped at $15,000 annually, and reimbursement of patent prosecution expenses, we will receive 20% of license income and FSURF will receive 80% of license income. Payments of license income shall be paid in U.S. dollars quarterly each year. On February 19, 2021, we entered into an agreement with FSURF, subsequently amended on February 15, 2023, and again on March 25, 2024, that collectively granted an option, effective through March 24, 2025, to us to license methods for purifying Castanospermine and its use for the treatment of COVID-19. On August 19, 2021, we entered into an agreement with FSURF, subsequently amended on February 15, 2023, and again on March 25, 2024, that collectively granted an option, effective through March 24, 2025, to us to license a patent relating to the use of alpha glucosidase inhibitors (including Castanospermine and Celgosivir) for treatment of Zika infections.

Ending upon July 12, 2033 or the conversion or redemption in full of all of the shares of Series A Preferred Stock owned by Knight, we will pay Knight a royalty equal to 3.5% of our net sales, where “net sales” has the same meaning as in the U.S. Army Agreement. Upon succeeding with the qualified IPO, at the end of the quarter and each thereafter the royalty will be calculated, and payment will be made within fifteen days.

On February 13, 2024, our majority-owned Australian subsidiary, 60P Australia Pty Ltd, and Monash University entered into the Research Services Agreement (the “Agreement”) in which Monash University agreed to provide research services, including among other things, testing the efficacy of Tafenoquine against candidemia, confirming suitable fungal infection dosage and determining the pharmacokinetics of Tafenoquine following intraperitoneal drug administration (collectively, the “Services”). The commencement date of the Agreement was effective as of February 5, 2024, and the commencement of experiments was May 2024 and the anticipated completion date is on November 30, 2024. The Company agreed to pay Monash University $90,167 AUD on April 1, 2024 and $90,167 AUD upon the completion of the Services.

On March 20, 2024, we signed a sponsored research agreement with North Carolina State University to conduct a pilot study to evaluate the efficacy of Tafenoquine in canine babesiosis. The research is expected to be completed by March 30, 2026. The Company will retain ownership of all data and inventions related to the study, subject to retained right of North Carolina State University to utilize study data or research use and publications. For a six-month period following notification by the University, the Company retains first right of refusal to negotiate a license to utilize any inventions or data generated by the University relevant to Tafenoquine but not occurring as a direct result of performing the planned studies. The Company agreed to pay North Carolina State University $12,000 upon contract execution, $8,000 around October 1st, 2024, then $3,869 around April 1st, 2025 when work is expected to be completed.

On May 10, 2024, we entered into a sponsored research agreement with North Carolina State University to conduct a study to evaluate the incidence of Babesia infection amongst archived blood samples from patients with chronic fatigue and neurocognitive problems. The research will be completed by May 31, 2025. The Company retains the right to use all study data, joint and University-owned inventions for non-commercial purposes and first right of refusal to negotiate a royalty bearing license for commercial purposes for any university own intellectual property or ownership interest in jointly-owned intellectual property. The Company agreed to pay North Carolina State University $37,620 upon contract execution, $22,572 after six months, then $15,048 upon completion of the contract at twelve months.

On May 29, 2024, we signed a clinical trial agreement with Tufts Medicine, Inc, which specifies the terms on which Tufts will act as a clinical trial site for our Tafenoquine-Babesiosis study. The Company retains the first right to negotiate an exclusive license to any intellectual property owned by Tufts Medicine, Inc, arising from the study.

Corporate Structure

60 Degrees Pharmaceuticals, Inc. is a Delaware corporation that was incorporated on June 1, 2022.

On June 1, 2022, 60 Degrees Pharmaceuticals, LLC, a District of Columbia limited liability company (“60P LLC”), entered into the Agreement and Plan of Merger with 60 Degrees Pharmaceuticals, Inc., pursuant to which 60P LLC merged into 60 Degrees Pharmaceuticals, Inc. The value of each outstanding member’s membership interest in 60P LLC was correspondingly converted into common stock of 60 Degrees Pharmaceuticals, Inc., par value $0.0001 per share, with a cost-basis equal to $5.00 per share.

Our majority-owned subsidiary, 60P Australia Pty Ltd, an Australian proprietary company limited by shares (“60P Australia”), was formed and registered in Queensland on December 3, 2013, and conducts operations in Australia.

60P Australia previously solely owned a Singaporean subsidiary company, 60P Singapore Pte. Ltd., which dissolved at our election in the second quarter of 2022.

Going Concern

Our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. We anticipate that we will require additional capital to continue as a going concern and expand our operations in accordance with our current business plan.

Suppliers

We have quality and contract manufacturing agreements relating to Arakoda in place with Piramal Enterprises Limited (API, tablets) and PCI Pharma Services (secondary packaging) (“PCI”) and supply/quality/pharmacovigilance agreements in place with Biocelect Pty Ltd, Scandinavian Biopharma, and Knight Therapeutics Inc. (to allow supply of Arakoda/Kodatef to Australia, Europe and Canada/Israel/Latin America and Russia, respectively). As of the date of this prospectus, we have not supplied any of our products to Russia nor do we anticipate supplying any of our products to Russia in the near future.

Information Regarding our Capitalization

As of July 12, 2024, we had 12,206,116 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Corporate Information

Our principal executive offices are located at 1025 Connecticut Avenue NW Suite 1000, Washington, D.C. 20036. Our corporate website address is 60degreespharma.com. Our telephone number is (202) 327-5422. The information included on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under this section and the section titled “Risk Factors” contained in the applicable prospectus supplement, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, and the documents incorporated by reference that we may authorize for use in connection with a specific offering. The risks described in this section and in these documents are not the only ones we face, but those that we consider being material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

THE SECURITIES WE MAY OFFER

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $15,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our certificate of incorporation, as corrected (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”), which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and Bylaws for additional information.

As of July 12, 2024, our authorized capital stock presently consists of 150,000,000 shares of common stock, par value $0.00001 per share, and 1,000,000 shares of “blank check” preferred stock, par value $0.00001 per share, of which 80,965 shares of preferred stock have been designated as “Series A Non-Voting Convertible Preferred Stock” (“Series A Preferred Stock”).

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under Delaware law, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges; in addition, such common stock does not entitle its holders to pre-emptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorizes 1,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. We have currently authorized 80,965 shares of Series A Preferred Stock with the following terms and rights: (i) 6% dividend, (ii) non-voting; (iii) not redeemable; and (iv) convertible into shares of common stock, solely at the Company’s discretion, determined by (A) multiplying the number of shares of Series A Preferred Stock to be converted by $100, (B) adding to the result all accrued and accumulated and unpaid dividends on such shares to be converted, if any, and then (C) dividing the result by a price equal to the lower of (1) $100, (2) the price paid for the shares of common stock in the IPO and (3) the 10-day volume weighted average share price immediately preceding our election to convert the shares of Series A Preferred Stock; provided that the conversion of the shares of Series A Preferred Stock does not result in the holder’s ownership of common stock exceeding 19.9%. As of July 12, 2024, there are 78,803 shares of Series A Preferred Stock issued and outstanding.

The Board may provide for the issue of any or all of the unissued and undesignated shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by law, without stockholder approval. Our Board is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible, and all other terms and conditions upon which the conversion may be made;

●	the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

●	restrictions on the issuance of shares of the same series or any other class or series; or

●	voting rights, if any, of the holders of the series.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

Potential Effects of Authorized but Unissued Stock

Our shares of common and preferred stock are available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions, payment as a dividend on the capital stock or as equity compensation to our service providers under our equity compensation plans.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Also, if we issue additional shares of our authorized, but unissued, common stock, these issuances will dilute the voting power and distribution rights of our existing common stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Equity Stock Transfer, LLC (“Equity Stock Transfer”), located at 237 West 37th Street, Suite 602, New York, NY 10018. The phone number and facsimile number for Equity Stock Transfer are (212) 575-5757 and (347) 584-3644, respectively. Additional information about Equity Stock Transfer can be found on its website at www.equitystock.com.

Listing

Our common stock and Tradeable Warrants have been approved for listing on The Nasdaq Capital Market under the symbols “SXTP” and “SXTPW,” respectively.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of 60 Degrees Pharmaceuticals.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of our common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Our Common Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time in an “at the market offering” or other similar offering. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP located in New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

RBSM LLP, an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2023 and 2022, respectively. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of RBSM LLP, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the Commission under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at https://60degreespharma.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	The Registrant’s Preliminary Schedule 14A, filed with the SEC on May 3, 2024, and the Registrant’s Definitive Schedule 14A, filed with the SEC on May 30, 2024;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 16, 2024, February 2, 2024, February 20, 2024, and February 28, 2024 to the extent the information in such report is filed and not furnished; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on June 27, 2023, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (202) 327-5422 or by writing to us at the following address:

60 Degrees Pharmaceuticals, Inc.

1025 Connecticut Avenue NW Suite 1000
Washington, D.C. 20036

Attn: Geoffrey Dow, Chief Executive Officer and President

Up to $1,397,532

60 Degrees Pharmaceuticals, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

September 5, 2025